EXHIBIT 10.1

                                                             EXECUTION COPY


               FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of June 27, 2005


                                 among

                          GIANT INDUSTRIES, INC.,
                             as the Borrower

                          BANK OF AMERICA, N.A.,
                         as Administrative Agent,
                         Swing Line Lender and as
                              Issuing Bank

                                  and

                       THE LENDERS PARTIES HERETO




                               BNP PARIBAS,
                           UBS SECURITIES LLC,
                                  and
                         WELLS FARGO BANK, N.A.,
                          Co-Syndication Agents







                     BANC OF AMERICA SECURITIES LLC,
                         Sole Lead Arranger and
                            Sole Book Manager


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                            TABLE OF CONTENTS
                                                                 Page

ARTICLE I    DEFINITIONS
     1.01    Certain Defined Terms
     1.02    Other Interpretive Provisions
     1.03    Accounting Principles
     1.04    Letter of Credit Amounts

ARTICLE II   THE CREDITS
     2.01    Amounts and Terms of Commitments
     2.02    Loan Accounts
     2.03    Procedure for Borrowing
     2.04    Conversion and Continuation Elections
     2.05    Termination or Reduction of Commitments
             (a)  Voluntary Termination or Reduction
             (b)  Additional Provisions
     2.06    Optional Prepayments
     2.07    Borrowing Base Determinations; Mandatory Prepayments of Loans
     2.08    Repayment
             (a)  Principal
             (b)  Interest
     2.09    Fees
             (a)  Arrangement, Agency Fees
             (b)  Commitment Fees
     2.10    Computation of Fees and Interest
     2.11    Payments by the Company
     2.12    Funding by Lenders; Presumption by Administrative Agent
     2.13    Sharing of Payments, Etc.
     2.14    Security and Guaranty
     2.15    Concentration Account; Control over Accounts After Event of
             Default
     2.16    Increase in Commitments

ARTICLE III  THE LETTERS OF CREDIT AND SWING LINE LOANS
     3.01    Letters of Credit
     3.02    Existing Letters of Credit
     3.03    Swing Line Loans
             (a)  The Swing Line
             (b)  Borrowing Procedures
             (c)  Refinancing of Swing Line Loans
             (d)  Repayment of Participations
             (e)  Interest for Account of Swing Line Lender
             (f)  Payments Directly to Swing Line Lender

ARTICLE IV   TAXES, YIELD PROTECTION AND ILLEGALITY
     4.01    Taxes
     4.02    Illegality
     4.03    Inability to Determine Rates
     4.04    Increased Costs
     4.05    Compensation for Losses


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     4.06    Mitigation Obligations; Replacement of Lenders
     4.07    Survival

ARTICLE V    CONDITIONS PRECEDENT
     5.01    Conditions of Initial Credit Extension
             (a)  Loan Documents
             (b)  Resolutions; Incumbency; Organization Documents
             (c)  Certificate (Organization, Qualification and Good Standing
             (d)  Legal Opinions
             (e)  Payment of Fees
             (f)  Certificate (Representations and Warranties, Etc.)
             (g)  Borrowing Base Report
             (h)  Financial Statements
             (i)  Collateral Documents
             (j)  Other Documents
     5.02    Conditions to All Credit Extensions
             (a)  Notice, Application
             (b)  Continuation of Representations and Warranties
             (c)  No Existing Default
             (d)  No Material Adverse Effect
             (e)  No Future Advance Notice

ARTICLE VI   REPRESENTATIONS AND WARRANTIES
     6.01    Corporate Existence and Power
     6.02    Corporate Authorization; No Contravention
     6.03    Governmental Authorization
     6.04    Binding Effect
     6.05    Litigation; Governmental Proceedings
     6.06    No Default
     6.07    ERISA Compliance
     6.08    Use of Proceeds; Margin Regulations
     6.09    Title to Properties
     6.10    Taxes
     6.11    Financial Condition
     6.12    Environmental Matters
     6.13    Regulated Entities
     6.14    No Burdensome Restrictions
     6.15    Copyrights, Patents, Trademarks and Licenses, etc.
     6.16    Subsidiaries
     6.17    Insurance
     6.18    Full Disclosure
     6.19    Solvency
     6.20    Labor Relations
     6.21    Collateral Documents

ARTICLE VII  AFFIRMATIVE COVENANTS
     7.01    Financial Statements
     7.02    Certificates; Field Audits; Other Information
     7.03    Notices
     7.04    Preservation of Corporate Existence, Etc.
     7.05    Maintenance of Property


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     7.06    Insurance; Insurance and Condemnation Proceeds
     7.07    Payment of Obligations
     7.08    Compliance with Laws and Contractual Obligations
     7.09    compliance with ERISA
     7.10    Inspection of Property and Books and Records; Field Audit
     7.11    Environmental Laws
     7.12    New Subsidiary Guarantors; New Subsidiary Security Agreements
     7.13    Use of Proceeds
     7.14    Subordinated Indebtedness
     7.15    Further Assurances
     7.16    Segregation of Statoil Supplied Crude Oil

ARTICLE VIII  NEGATIVE COVENANTS
     8.01    Limitation on Liens
     8.02    Disposition of Assets
     8.03    Consolidations and Mergers
     8.04    Loans and Investments
     8.05    Limitation on Indebtedness
     8.06    Transactions with Affiliates
     8.07    Use of Proceeds
     8.08    [Intentionally Blank]
     8.09    Restricted Payments
     8.10    Subsidiary Dividends
     8.11    Subordinated Notes
     8.12    Minimum Consolidated Net Work
     8.13    Minimum Consolidated Interest Coverage Ratio
     8.14    Consolidated Funded Indebtedness to Total Capitalization
     8.15    ERISA
     8.16    Change in Business
     8.17    Accounting Changes
     8.18    Amendments to the Statoil Purchase Agreement; No Prepayments

ARTICLE IX   EVENTS OF DEFAULT
     9.01    Event of Default
             (a)  Non-Payment
             (b)  Representation or Warranty
             (c)  Specific Defaults
             (d)  Other Defaults
             (e)  Cross-Default
             (f)  Insolvency; Voluntary Proceedings
             (g)  Involuntary Proceedings
             (h)  ERISA
             (i)  Monetary Judgments
             (j)  Change of Control
             (k)  Loss of Permit
             (l)  Adverse Change
             (m)  Guaranty Default
             (n)  Invalidity of Subordination Provisions
             (o)  Prepayment of Subordinated Notes
             (p)  Collateral
     9.02    Remedies


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     9.03    Application of Funds
     9.04    Rights Not Exclusive

ARTICLE X    ADMINISTRATIVE AGENT
     10.01   Appointment and Authorization
     10.02   Rights as a Lender
     10.03   Exculpatory Provisions
     10.04   Reliance by Administrative Agent
     10.05   Delegation of Duties
     10.06   Resignation of Administrative Agent
     10.07   Non-Reliance on Administrative Agent and Other Lenders
     10.08   No Other Duties, Etc.
     10.09   Administrative Agent May File Proofs of Claim
     10.10   Collateral and Guaranty Matters
     10.11   Lender Hedging Agreements

ARTICLE XI   MISCELLANEOUS
     11.01   Amendments and Waivers
     11.02   Notices; Effectiveness; Electronic Communication
     11.03   No Waiver; Cumulative Remedies
     11.04   Reserved
     11.05   Expenses; Indemnity; Damage Waiver
     11.06   Payments Set Aside
     11.07   Successors and Assigns
     11.08   Treatment of Certain Information; Confidentiality
     11.09   Set-off
     11.10   Interest
     11.11   Indemnity and Subrogation
     11.12   Automatic Debits of Fees
     11.13   Replacement of Lenders
     11.14   Notification of Addresses, Lending Offices, Etc.
     11.15   Counterparts
     11.16   Severability
     11.17   No Third Parties Benefited
     11.18   GOVERNING LAW
     11.19   WAIVER OF JURY TRIAL
     11.20   Assignment of Existing Loans
     11.21   Restatement of Existing Credit Agreement
     11.22   Designation of Senior Debt
     11.23   Survival of Representations and Warranties
     11.24   USA PATRIOT Act Notice
     11.25   Existing Loans and Letters of Credit
     11.26   Entire Agreement


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SCHEDULES

Schedule 1.01A   Operating Leases Excluded from Definition of "Indebtedness"
Schedule 1.01B   Preferred Eligible Account Obligors
Schedule 1.01C   Existing Guaranties and Existing Security Agreements
Schedule 1.01D   Certain Requirements of Eligible In-Transit Crude Oil
Schedule 2.01    Commitments
Schedule 3.01    Existing Letters of Credit
Schedule 6.16    Subsidiaries and Minority Interests
Schedule 8.01    Permitted Liens
Schedule 8.04    Permitted Loans and Investments
Schedule 11.02   Addresses for Notices
Schedule 11.07   Processing and Recordation Fees


EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit A-1      Form of Swing Line Loan Notice
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Compliance Certificate
Exhibit D-1      Form of Legal Opinion of Company's Counsel
Exhibit D-2      Form of Legal Opinion of Company's Special Counsel
Exhibit D-3      Form of Legal Opinion of Company's Special New York Counsel
Exhibit E        Form of Assignment and Assumption
Exhibit F        Form of Note
Exhibit G        Form of Guaranty Agreement
Exhibit H        Form of Borrowing Base Report
Exhibit I-1      Form of Security Agreement (Parent)
Exhibit I-2      Form of Security Agreement (Subsidiary)
Exhibit J        Form of Deposit Account Control Agreement


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               FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 27, 2005, among GIANT INDUSTRIES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and BANK OF AMERICA, N.A., as administrative agent for the Lenders, Issuing Bank and Swing Line Lender.

     WHEREAS, the Company, as borrower, Bank of America, N.A., as administrative agent and as a lender, and certain other agents and lenders entered into that certain Credit Agreement dated as of December 23, 1998, as amended by that certain First Amendment to Credit Agreement dated as of December 17, 1999 (the "Original Credit Agreement"), as amended and restated by that certain First Amended and Restated Credit Agreement dated as of December 19, 2001, and as further amended and restated by the Second Amended and Restated Credit Agreement dated as of May 14, 2002, and by the Third Amended and Restated Credit Agreement dated as of July 15, 2004 (the "Existing Credit Agreement"); and

     WHEREAS, the Company has requested, and the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement and to refinance, rearrange, increase and extend the obligations and indebtedness outstanding thereunder, all subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.01 Certain Defined Terms. The following terms have the following meanings:

        "Administrative Agent" means Bank of America, N.A. in its capacity as agent for the Lenders hereunder, and any successor agent arising under
Section 10.06.

        "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.02 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

        "Administrative Questionnaire" means an Administrative
Questionnaire, an Administrative Details Reply Form or similar form supplied by the Administrative Agent to each Lender.

        "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Agent-Related Persons" means Bank of America and any successor Administrative Agent arising under Section 10.06 and any successor Issuing Bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Agreement" means this Fourth Amended and Restated Credit
Agreement, as renewed, extended, amended or restated from time to time.

        "Albuquerque Terminal" means the terminal owned and operated by Giant Mid-Continent, located in or near Albuquerque, New Mexico.

        "Applicable Margin" means with respect to Base Rate Loans, Offshore Rate Loans and Letters of Credit, respectively, the specified percent per annum therefor set forth below:

                                      Base
                            LIBOR     Rate    Letter of    Commitment
Level  Leverage Ratio       Margin   Margin   Credit Fee       Fee
-----  --------------       ------   ------   ----------   ----------
I      Greater than 3.0     2.25%    1.25%       2.25%        0.50%
II     Greater than 2.5,
       but less than or
       equal to 3.0         2.00%    1.00%       2.00%        0.50%
III    Greater than 2.0,
       but less than or
       equal to 2.5         1.875%   0.875%      1.875%       0.375%
IV     Greater than 1.5,
       but less than or
       equal to 2.0         1.625%   0.625%      1.625%       0.30%
V      Less than or equal
       to 1.5               1.375%   0.375%      1.375%       0.25%

Each adjustment of the Applicable Margin, the Letter of Credit Fee, and the Commitment Fee shall be made by the Administrative Agent and shall be effective on the first business day immediately following the date upon which the Company delivers a Compliance Certificate to the Administrative Agent pursuant to Section 7.02(b) reflecting a changed pricing level (accompanied and supported by the financial statements with respect to which such Compliance Certificate is required to be delivered); provided however, that if a Compliance Certificate is not delivered by such date, then, commencing on the first business day immediately following the date such Compliance Certificate was required until the date such Compliance Certificate is delivered, the Applicable Margins, the Letter of Credit Fee, and the Commitment Fee shall be those indicated for Level I, and from and after the first business day immediately following the date such Compliance Certificate is thereafter received, the Applicable Margins, the Letter of Credit Fee, and the Commitment Fee shall be as determined from such Compliance Certificate.

        "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

        "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.07), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

        "Auto-Extension Letter of Credit" has the meaning set forth in
Section 3.01(b)(iii).

        "Bank of America" means Bank of America, N.A., a national banking association.

        "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

        "Barrel" means a volume of forty-two (42) US gallons corrected for temperature to sixty (60) degrees Fahrenheit.

        "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Revolving Loan or a Swing Line Loan, as the context may require, that bears interest based on the Base Rate.

        "Bloomfield Refinery" means the refinery owned by San Juan Refining Company, and operated by Giant Arizona, located in or near Farmington, New Mexico.

        "BNY 2002 Indenture" means that certain Indenture dated May 14, 2002, between the Company, as Issuer, The Bank of New York, as Trustee, and others evidenced by the BNY 2002 Subordinated Notes.

        "BNY 2002 Subordinated Notes" means the 11% Senior Subordinated Notes due 2012 issued by the Company under the BNY 2002 Indenture.

        "BNY 2004 Indenture" means that certain Indenture dated May 3, 2004, between the Company, as Issuer, The Bank of New York, as Trustee, and others evidenced by the BNY 2004 Subordinated Notes.

        "BNY 2004 Subordinated Notes" means the 8% Senior Subordinated Notes due 2014 issued by the Company under the BNY 2004 Indenture.

        "Borrower Materials" has the meaning specified in Section 7.03.

        "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Interest Rate Type made to the Company on the same day by the Lenders under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

        "Borrowing Base" means the amount calculated monthly, weekly, or biweekly, as applicable, pursuant to Section 2.07(a) based upon information contained in the Borrowing Base Report.

        "Borrowing Base Report" means a report substantially in the form of Exhibit H hereto.

        "Borrowing Date" means any date on which a Borrowing or a Swing Line Borrowing occurs under Article II or Article III.

        "Broker" means a broker or securities intermediary that has entered into an Investment Account Control Agreement.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close under the laws of, or are in fact closed in, Dallas, Texas or New York, New York or such other state where the Administrative Agent's office for payments may be located, and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

        "Capital Lease" means a capital lease as determined in accordance with GAAP.

        "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

        "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

        "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody's at the time of acquisition;
(c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (d) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above; and (e) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (a) through (c) above.

        "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

        "Change of Control" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange
Act), represent more than fifty percent (50%) of the combined voting power of the Company's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group; (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined). As herein defined, "Continuing Director" means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Ciniza Refinery" means the refinery owned and operated by Giant Arizona, located in or near Gallup, New Mexico.

        "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 and 5.02 are satisfied or waived by all Lenders (or, in the case of Subsection 5.01(e), waived by the Person entitled to receive such payment).

        "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

        "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement or under any other document executed by any such Person and delivered to the Administrative Agent or the Lenders.

        "Collateral Documents" means, collectively, (a) the Security Agreements, the Guaranties and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guaranties and other similar agreements executed by the Company or any Subsidiary or any Guarantor for the benefit of the Lenders now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any Subsidiary or any Guarantor as debtor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

        "Commitment" as to each Lender has the meaning specified in Section 2.01, as the same may be increased pursuant to Section 2.16.

        "Commitment Fee" has the meaning set forth in Subsection 2.09(b).

        "Commodity Swap" means any commodity swap, commodity option or commodity forward contract (including any option to enter into any of the foregoing).

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

        "Concentration Account" has the meaning set forth in Section 2.15.

        "Consolidated EBITDA" means, for the relevant period, (a) the sum of (i) the Consolidated Net Income for such period, (ii) Consolidated Interest Expense, (iii) all taxes measured by income to the extent included in the determination of such Consolidated Net Income, (iv) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent deducted in the determination of such Consolidated Net Income for the relevant period, (v) non-cash losses associated with asset dispositions to the extent deducted in the determination of Consolidated Net Income for the relevant period, and (vi) financing charges, fees, and prepayment premiums paid by the Company in connection with the Company's issuance or redemption of debt or issuance of equity to the extent deducted in the determination of Consolidated Net Income for the relevant period, minus (b) non-cash gains associated with asset dispositions to the extent included in the determination of Consolidated Net Income for the relevant period.

        "Consolidated Funded Indebtedness" means, for the Company and its Consolidated Subsidiaries, at any time, without duplication, the sum of:
(a) all Indebtedness (other than undrawn or unfunded amounts under outstanding Surety Instruments and Indebtedness of the type described in clause (h)(ii) of the definition of Indebtedness and, provided that the Company is in compliance with Section 8.18 of this Credit Agreement, other than Indebtedness owed to Statoil pursuant to the Statoil Purchase Agreement), (b) obligations to redeem or purchase any stock or other equity security of the Company or a Subsidiary, and (c) any guaranty obligations in respect of any of the foregoing.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period.

        "Consolidated Interest Expense" means for the relevant period, for the Company and its Consolidated Subsidiaries, without duplication, (a) the sum of (i) all interest in respect of Indebtedness and all imputed interest with respect to Capital Leases accrued or capitalized during such period (whether or not actually paid during such period and including fees payable in respect of letters of credit and bankers' acceptances), (ii) the net amount payable (or minus the net amount receivable) under all Swap Contracts (other than Commodity Swaps) during such period (whether or not actually paid or received during such period), and (iii) all dividends paid, declared or otherwise accrued in respect of preferred stock, minus
(b) all fees and financing costs amortized during such period related to the incurrence of Indebtedness, to the extent such non-cash costs are included in the calculation of interest expense.

        "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

        "Consolidated Net Worth" means, at any date, an amount equal to the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP as of such date.

        "Consolidated Subsidiaries" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

        "Contingent Obligation" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); or (b) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

        "Control Notice" has the same meaning set forth in Section 2.15(f).

        "Conversion/Continuation Date" means any date on which, under
Section 2.04, the Company (a) converts Loans of one Interest Rate Type to another Interest Rate Type, or (b) continues as Loans of the same Interest Rate Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

        "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, (b) the making of any Swing Line Loans hereunder, and (c) the issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

        "Debtor Relief Laws" means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

        "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans or participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder,
(b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        "Deposit Account Control Agreement" means collectively (a) each deposit account control agreement previously delivered by the Company or a Guarantor to the Administrative Agent as described on Schedule 1.01C, (b) each deposit account control agreement as may be hereafter delivered substantially in the form of Exhibit J hereto, and (c) any other agreement in form and substance satisfactory to the Administrative Agent serving a similar purpose, among the Company, the Administrative Agent, and a Depository Bank.

        "Depository Bank" means a bank, savings bank, savings and loan association, credit union, trust company, or other depository institution that has entered into a Deposit Account Control Agreement.

        "Disposition" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Dollars," "dollars" and "$" each mean lawful money of the United
States.

        "Domestic" means organized under the laws of a state of the United
States.

        "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date under such facility; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Swing Line Borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "Eligible Account Obligor" means, on any date, any Person obligated to pay a Receivable (i) that is not the Company, a Subsidiary or Affiliate of the Company; (ii) that has not filed for, and is not currently the object of, a proceeding relating to its bankruptcy, insolvency, reorganization, winding-up or composition or reorganization of debts; (iii) that is in good standing with the Company and its Subsidiaries and satisfies all applicable credit standards of the Company and its Subsidiaries; and (iv) for which not more than 50% of the aggregate value of the Receivables of such account obligor have not been paid by the date 30 days after the respective due dates therefor.

        "Eligible Accounts Receivable" means, on any date, all Receivables denominated in Dollars payable by Eligible Account Obligors, except: (i) billed Receivables that have not been paid by the date 30 days after the respective due dates therefor; (ii) any Receivable subject to any asserted defense, dispute, claim, offset or counterclaim, provided that, if any such defense, dispute, claim, offset or counterclaim is asserted with respect to such Receivable in an amount equal to a sum certain, then such Receivable shall be an Eligible Account Receivable to the extent the face amount thereof exceeds such sum certain; (iii) all such Receivables subject to any repurchase or return arrangement; (iv) Receivables of each Eligible Account Obligor to the extent that the Receivables of such Eligible Account Obligor exceed 10% of all Receivables; (v) all Receivables that are payable by their terms more than 30 days from the respective invoice dates therefor;
(vi) any Receivable in which the Lenders do not have a valid and perfected first priority security interest, except that such security interest may be subject to statutory Liens in respect of First Purchase Crude Payables that are not delinquent; (vii) any Receivable of a Subsidiary with respect to which any event described in Subsection 9.01(f) or (g) shall have occurred and be continuing; (viii) Receivables with respect to which the account debtor is not a Person resident in the United States; (ix) Receivables with respect to which goods have been placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (x) Receivables with respect to which an invoice has not been sent prior to the date of any Borrowing Base Report in which such Receivable is included for purposes of calculation of the Borrowing Base;
(xi) Receivables which represent obligations of local, state or federal Governmental Authorities, unless such Governmental Authority is a Governmental Authority of the United States of America and such Governmental Authority has properly acknowledged the receipt of the assignment of Eligible Accounts Receivables in compliance with the Federal Assignment of Claims Act with respect thereto; (xii) Receivables which arise out of any contract or order which, by its terms, forbids or makes void or unenforceable any assignment by the Company to the Administrative Agent, for the benefit of Lenders, of the Receivable arising with respect thereto; (xiii) Receivables evidenced by any instrument, unless such instrument has been delivered to the Administrative Agent for the benefit of the Lenders, and (xiv) Receivables that are otherwise identified as unsatisfactory to the Administrative Agent or the Majority Lenders using reasonable business judgment.

        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, the Issuing Bank and the Swing Line Lender, and (ii) unless a Default or Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

        "Eligible Cash" means cash held in a segregated restricted deposit account maintained with and pledged to the Administrative Agent as security for the Obligations.

        "Eligible In-Transit Crude Oil" means In-Transit Crude Oil (a) that meets the requirements set forth in the definition of Eligible Hydrocarbon Inventory (other than the requirement as to location of such inventory),
(b) as to which the Administrative Agent on behalf of the Lenders has a valid and perfected first priority security interest in the related contract or other rights of the Company or applicable Guarantor, and (c) that meets the requirements set forth in Schedule 1.01D; in each case valued at the contract price on a FIFO basis, determined after, if required by the Administrative Agent, taking into account transportation and handling charges that affect the value thereof as determined by the Administrative Agent.

        "Eligible Lubricants Inventory" means, at any date, the aggregate value therefor on a FIFO basis calculated in accordance with GAAP of all readily marketable, saleable and useful Lubricants (excluding (a) any and all Lubricants in which the Lenders do not have a valid and perfected first priority security interest, except that such security interest may be subject to statutory Liens in respect of First Purchase Crude Payables that are not delinquent; (b) any and all Lubricants located on leased premises or held by a bailee or otherwise subject to any third party interest, with respect to which any landlord's waiver or other third party agreement requested by the Administrative Agent or the Majority Lenders shall not have been furnished, and (c) Lubricants of any Subsidiary with respect to which any event described in Subsection 9.01(f) or (g) shall have occurred and be continuing), owned by the Company and its Subsidiaries (other than "inactive" Subsidiaries) in field production tanks, storage tanks and lines (including line fills but excluding basic sediment and water and slop oil), stored at the Bloomfield Refinery, the Ciniza Refinery, the Yorktown Refinery, the Company's or its Subsidiaries' bulk plants, service stations and cardlocks, the Albuquerque Terminal, the Flagstaff Terminal and other Lubricants terminals owned or leased by the Company or its Subsidiaries, or at such other locations as may be approved from time to time by the Majority Lenders, provided, however, that such Lubricants are not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business or otherwise unsatisfactory to the Administrative Agent or the Majority Lenders using reasonable business judgment.

        "Eligible Hydrocarbon Inventory" means, at any date, the aggregate value therefor on a FIFO basis calculated in accordance with GAAP of all readily marketable, saleable and useful Feedstocks, Intermediate Products and Refined Products (excluding (a) any and all Feedstocks, Intermediate Products and Refined Products in which the Lenders do not have a valid and perfected first priority security interest, except that such security interest may be subject to statutory Liens in respect of First Purchase Crude Payables that are not delinquent; (b) any and all Feedstocks, Intermediate Products and Refined Products located on leased premises (other than Refined Product at leased service stations and cardlocks operated by the Company or one of its Subsidiaries), or held by a bailee or otherwise subject to any third party interest, with respect to which any landlord's waiver or other third party agreement requested by Secured Party or the Majority Lenders shall not have been furnished, and (c) Feedstocks, Intermediate Products and Refined Products of any Subsidiary with respect to which any event described in Subsection 9.01(f) or (g) shall have occurred and be continuing), owned by the Company and its Subsidiaries (other than "inactive" Subsidiaries) in field production tanks, storage tanks and lines (including line fills but excluding basic sediment and water and slop oil), stored at the Bloomfield Refinery, the Ciniza Refinery, the Yorktown Refinery, the Company's or its Subsidiaries' bulk plants, service stations and cardlocks, the Albuquerque Terminal, the Flagstaff Terminal and other Refined Products terminals owned or leased by the Company or its Subsidiaries, or at such other locations as may be approved from time to time by the Majority Lenders, provided, however, that such Feedstocks, Intermediate Products and Refined Products are not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business or otherwise unsatisfactory to the Administrative Agent or the Majority Lenders using reasonable business judgment.

        "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, complaints, notices of non-compliance or violation, enforcement actions, investigations, or proceedings, relating in any way to
(a) the presence, alleged presence, or use of any Hazardous Substance on, under, or about any property or assets of the Company or any of its Subsidiaries or the migration or alleged migration of Hazardous Substances to or from such property regardless of the source of such migration or when such migration occurred or when such presence is discovered; (b) the Release or threatened Release of any Hazardous Substance on, under, to or from any property or assets of the Company or any of its Subsidiaries regardless of the source of such Release or when such Release occurred; or
(c) the violation of any Environmental Law, regardless of whether the existence or alleged existence of such Hazardous Substance or the violation of Environmental Law arose prior to the Company's or its Subsidiary's ownership or operation of the subject property. "Environmental Claims" includes, without limitation, any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief or any other form of recovery arising in connection with any Hazardous Substance or arising from alleged injury or threat of injury to property, human health or the environment or from any nuisance condition.

        "Environmental Damages" means (a) all costs and expenses of investigation and defense of any Environmental Claim, regardless of whether such Environmental Claim is ultimately defeated, and of any good faith settlement or agreed judgment, including, without limitation, Attorney Costs, the allocated cost of internal environmental audit or review, and consultants' fees; (b) damages for personal injury or injury to or interference with property or natural resources occurring on, under, or off of property of the Company or any Subsidiary; (c) all costs, including without limitation Attorney Costs, the allocated cost of internal environmental audit or review, consultants, contractors, experts, and laboratories, incurred in connection with the investigation of the presence or alleged presence of Hazardous Substances on, about, under, or from property of the Company or any Subsidiary, or the removal or remediation (including monitoring) of any Hazardous Substances; (d) diminution in the value of property; and (e) all fines and penalties or other liabilities arising from the violation of any Environmental Law.

        "Environmental Law" means all applicable federal, state, and local Laws of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, any of their respective properties, or any user or occupant of property of the Company or any Subsidiary, relating to the protection of human health, safety, public welfare, or the environment, now existing or hereafter adopted, including without limitation, any such Laws relating to the generation, processing, treatment, investigation, remediation, storage, transport, disposal, management, handling, and use of Hazardous Substances, and those relating to the protection of environmentally sensitive areas.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

        "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

        "Event of Default" means any of the events or circumstances specified in Section 9.01.

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder.

        "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 4.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 4.01(a).

        "Execution Date" means the date specified on the cover page hereof.

        "Existing Credit Agreement" is defined in the recitals hereof.

        "Existing Lenders" means the Lenders party to the Existing Credit Agreement.

        "Existing Letters of Credit" means each of the letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date, including those described on Schedule 3.01.

        "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" has the meaning specified in Subsection 2.09(a).

        "Feedstocks" means all crude oil, natural gas liquids, other hydrocarbons valued at the lower of cost or market crude oil prices and ethanol in so far as such Feedstocks are used or useful as fuel or in the manufacture, processing, refining, or blending of Intermediate Products and Refined Products at the Bloomfield Refinery, the Ciniza Refinery, or the Yorktown Refinery.

        "First Amended and Restated Credit Agreement" is defined in the recitals hereof.

        "First Purchase Crude Payables" means the unpaid amount of any payable obligation of the Company or any of its Subsidiaries related to the purchase of Feedstocks by the Company or any of its Subsidiaries which are (in the reasonable judgment of the Administrative Agent) secured by a statutory Lien, which shall include but not be limited to the statutory Liens created under the Laws of Texas, New Mexico, Wyoming, Kansas, and Oklahoma, to the extent such payable obligation is not at the time of determination covered by a Letter of Credit issued hereunder.

        "Flagstaff Terminal" means the terminal in or near Flagstaff, Arizona, owned and operated by Giant Mid-Continent.

        "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

        "Fronting Fee" has the meaning set forth in Section 3.01(j).

        "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

        "Giant Arizona" means Giant Industries Arizona, Inc., an Arizona corporation.

        "Giant Mid-Continent" means Giant Mid-Continent, Inc., an Arizona corporation and a Wholly-Owned Subsidiary of Giant Arizona.

        "Giant Yorktown" means Giant Yorktown, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Giant Arizona.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantor" means (a) as of the Closing Date, each of Giant Arizona, Giant Four Corners, Inc., an Arizona corporation, San Juan, Giant Mid-Continent, Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation, Phoenix Fuel and Giant Yorktown, and (b) any other Subsidiary of the Company which is required to execute a Guaranty under Section 7.12.

        "Guaranty" means collectively (i) each of the guaranty agreements delivered in connection with the Existing Credit Agreement as described on
Schedule 1.01C, substantially in the form of Exhibit G hereto, executed by each of the Guarantors party thereto in favor of the Administrative Agent and the Lenders, and (ii) any other guaranty agreements delivered pursuant to this Agreement.

        "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

        "Hazardous Substance" means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any "hazardous substance," "pollutant" or "contaminant," and any "petroleum" or "natural gas liquids" as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( 42 U.S.C. Section 9601 et seq.), (b) "solid waste" as defined by the federal Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material,
(g) urea formaldehyde, (h) putrescible materials, (i) infectious materials,
(j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

        "Highest Lawful Rate" means, as of a particular date, the maximum nonusurious interest rate that may under applicable federal and state law then be contracted for, charged or received by the Lenders in connection with the Loans.

        "Honor Date" has the meaning set forth in Section 3.01(c)(i).

        "Increase Effective Date" has the meaning set forth in Section
2.16.

        "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all direct or contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all obligations with respect to "off-balance sheet" obligations, including operating leases (provided, however, that the following shall be excluded from "Indebtedness": (x) the operating leases described on Schedule 1.01A and (y) operating leases under which aggregate rentals during any twelve
(12)-month period are less than $2,500,000); (h) all net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract; (i) all indebtedness referred to in clauses (a) through
(h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
(a) through (h) above.

        "Indemnified Taxes" means Taxes other than Excluded Taxes.

        "Indemnitee" has the meaning specified in Section 11.05.

        "Indentures" means the BNY 2002 Indenture and the BNY 2004 Indenture, and any other Indentures pursuant to which other Subordinated Notes are issued.

        "Information" has the meaning specified in Section 11.08.

        "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

        "Insurance Subsidiary" has the meaning assigned to in Section 8.04(e) hereof.

        "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar quarter and each date such Loan is converted into another Interest Rate Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period, and the date that falls three months after each Interest Payment Date thereafter for such Interest Period, is also an Interest Payment Date.

        "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period for any Revolving Loan shall extend beyond the Termination Date.

        "Interest Rate Swap Contract" means a Specified Swap Contract or other Swap Contract entered into for the purposes of mitigating risks associated with fluctuations in interest rates.

        "Interest Rate Type" means either the Base Rate of interest or the Offshore Rate of interest charged against any Loan or Loans hereunder.

        "Intermediate Products" means all Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naphtha.

        "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company's internal controls over financial reporting, in each case as described in the Securities Laws.

        "In-Transit Crude Oil" means, with respect to any period, the crude oil ordered for such period by the Company or by a Guarantor, for delivery to the Company or a Guarantor via pipeline from a vendor or supplier.

        "Inventory Component of the Borrowing Base" has the meaning set forth in Section 2.07(b).

        "Investment Account Control Agreement" means, collectively, (a) the investment account control agreement delivered in connection with the Existing Credit Agreement as described on Schedule 1.01C, substantially similar to a Deposit Account Control Agreement, and (b) any other agreement in form and substance satisfactory to the Administrative Agent serving a similar purpose, among the Company, the Administrative Agent, and a Broker.

        "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

        "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

        "Issuance Date" means the date of Issuance of a Letter of Credit.

        "Issuing Bank" means Bank of America, in its capacity as issuer of one or more Letters of Credit hereunder and as the issuer of Existing Letters of Credit, together with any successor replacement letter of credit issuer pursuant to Section 10.06.

        "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Application" and "L/C Amendment Application" means an application form for issuance of, or for amendment of, Letters of Credit as shall at any time be in use at the Issuing Bank.

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Subsection 3.01(c)(i).

        "L/C Commitment" means the commitment of the Issuing Bank to issue, and the commitment of the Lenders severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time issued or outstanding under Article III, in an aggregate amount not to exceed on any date the lesser of (a) the amount of $100,000,000 and (b) the combined Commitments, as the same may be reduced as a result of a reduction in the Commitments pursuant to Section 2.05; provided, that the L/C Commitment may be increased in accordance with Section 2.16(g); and provided further, that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

        "L/C Obligations" means as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

        "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

        "Lender" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include Bank of America, including in its capacity as Issuing Bank or Swing Line Lender; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank or Swing Line Lender, its status as such will be specifically referenced.

        "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," or similar designation, as the case may be, in its Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

        "Letter of Credit Fee" has the meaning specified in Section
3.01(i).

        "Letters of Credit" means the Existing Letters of Credit and any standby letters of credit issued by the Issuing Bank pursuant to Article III.

        "Leverage Ratio" means, as of any date, the ratio of (a)
Consolidated Funded Indebtedness as of the determination date to (b) Consolidated EBITDA for the four fiscal quarters ending on such date.

        "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

        "Loan" means an extension of credit by a Lender to the Company under Article II in the form of a Revolving Loan or Article III in the form of an L/C Advance or a Swing Line Loan.

        "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Fee Letter, the L/C-Related Documents, the Deposit Control Agreements, the Investment Account Control Agreements, the Statoil Intercreditor Agreement and all other documents executed in connection herewith in favor of the Administrative Agent or any Lender.

        "Loan Party" means the Company, each Guarantor, and each of the Company's Subsidiaries that executes a Collateral Document.

        "Lubricants" means motor oil, hydraulic oil, gear oil, cutting oil, grease, and various chemicals and solvents of a similar nature valued at the lower of cost or market prices. For avoidance of doubt, Lubricants are not Feedstocks, Intermediate Products or Refined Products.

        "Majority Lenders" means at any time Lenders then holding greater than 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Lenders then having greater than 50% of the Commitments.

        "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), capitalization, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Significant Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

        "Material Subsidiary" means, at any time, a Subsidiary with total assets with a book value of $2,000,000 or more.

        "Moody's" means Moody's Investor Service, Inc. and any successor thereto.

        "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

        "Net Cash Proceeds" means, with respect to any Disposition, cash (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, as and when received) received by the Company or any of its Subsidiaries in connection with and as consideration therefor, on or after the date of consummation of such transaction, after
(i) deduction of Taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction); provided, however, in the case of Taxes that are deductible under clause (i) above, but which Taxes have not actually been paid or are not yet payable, the Company or any of its Subsidiaries selling such assets may deduct from the cash proceeds an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such Taxes so long as, at the time such Taxes are actually paid, the amount, if any, by which the Reserved Amount exceeds the Taxes actually paid shall constitute additional Net Cash Proceeds of such Disposition.

        "New Lenders" means the Lenders that are not Existing Lenders.

        "Non-Extension Notice Date" has the meaning set forth in Section 3.01(b)(iii).

        "Note" means a promissory note executed by the Company in favor of a Lender pursuant to Section 2.02 (b) or Section 11.07, in substantially the form of Exhibit F hereto.

        "Notice of Borrowing" means a notice in substantially the form of Exhibit A hereto.

        "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B hereto.

        "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Guarantor to any Lender, any Affiliate of a Lender, the Administrative Agent, or any Indemnitee, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, provided that all references to the "Obligations" in the Loan Documents shall, in addition to the foregoing, also include all present and future indebtedness, liabilities and obligations of the Company or any Guarantor pursuant to any Specified Swap Contract with any Lender or any Affiliate of a Lender arising while such Person or its Affiliate is a Lender party to this Agreement; in each case including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any procedure under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Administrative Agent as follows:

        Offshore Rate =                LIBOR
                        ------------------------------------
                        1.00 - Eurodollar Reserve Percentage

        Where

        "Eurodollar Reserve Percentage" means for any day for any Interest Period the reserve percentage (expressed as a decimal, carried over to five decimal places) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

        "LIBOR" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then "LIBOR" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued, or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

        "Operating Lease" means an operating lease determined in accordance with GAAP.

        "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

        "Original Credit Agreement" is defined in the recitals hereof.

        "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        "Participant" has the meaning specified in Subsection 11.07(d).

        "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

        "Pension Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which the Company or any of its Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

        "Permitted Liens" has the meaning set forth in Section 8.01.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

        "Phoenix Fuel" means Phoenix Fuel Co., Inc., an Arizona corporation.

        "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) established by the Company or any ERISA Affiliate.

        "Platform" has the meaning specified in Section 7.03.

        "Preferred Eligible Account Obligor" means any Person (a) from which the Eligible Accounts Receivables are fully supported by a standby letter of credit issued by a commercial bank organized under the laws of the United States having an "A2/A" rating or better by Moody's and S&P, respectively, or (b) that is major international oil or other company rated "A2/A" or better by Moody's and S&P, respectively, or a Wholly-Owned Subsidiary of such company whose obligations are guaranteed by such company, and is identified by the Company on Schedule 1.01B hereof, as may be amended from time to time with the approval of the Majority Lenders.

        "Principal Business" means (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by the Company or its Subsidiaries, (iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

        "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) such Lender's Commitment, divided by (b) the combined Commitments of all Lenders.

        "Receivables" shall mean, as to the Company or any of its Subsidiaries (other than "inactive" Subsidiaries), all accounts receivable, whether billed or unbilled, arising out of the sale of inventory in the ordinary course of business.

        "Refined Products" means all gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products.

        "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

        "Regulation T," "Regulation U" and "Regulation X" mean Regulation T, Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the subject matter addressed therein.

        "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "Release" means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing.

        "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including without limitation Environmental Laws.

        "Responsible Officer" means the chief executive officer, the president, the chief financial officer, the chief accounting officer, the controller, the treasurer, or any vice president or, with respect to certification of resolutions or officer incumbency only, the secretary or assistant secretary of the Company or its Subsidiaries, as the case may be. As used herein, "Responsible Officer" means a Responsible Officer of the Company unless otherwise indicated.

        "Revolving Loan" has the meaning specified in Section 2.01.

        "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and any successor thereto.

        "San Juan" means San Juan Refining Company, a New Mexico corporation.

        "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

        "Security Agreement" means collectively (i) each of the security agreements delivered in connection with the Existing Credit Agreement as described on Schedule 1.01C, substantially in the form of Exhibits I-1 and I-2 hereto, executed by the Company and certain Subsidiaries in favor of the Administrative Agent and the Lenders, and (ii) any other security agreements now or hereafter delivered pursuant to this Agreement.

        "Significant Subsidiary" means (a) Giant Arizona, (b) San Juan, (c) Phoenix Fuel, (d) Giant Yorktown, and (e) any other Subsidiary of the Company having total assets at or immediately prior to the time in question with a book value of $10,000,000 or more.

        "Solvent" means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

        "Specified Swap Contracts" means all Swap Contracts made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company or any Subsidiary and any Swap Provider, which Swap Contract is or was intended by the Company or such Subsidiary to have been entered into for purposes of mitigating interest rate risk relating to any liabilities owed or credit facilities in effect and not for the purposes of financing, speculation or taking a "market view" (which intent shall conclusively be deemed to exist if the Company or such Subsidiary so represents to the Swap Provider in writing).

        "Statoil" means Statoil Marketing & Trading (US) Inc.

        "Statoil Commingled Inventories" means the commingled product or mass resulting from the commingling (whether by blending, mixing, processing or otherwise) of Eligible Hydrocarbon Inventory with crude oil supplied by Statoil and that constitutes "Commingled Inventories" within the meaning of the Statoil Intercreditor Agreement. For purposes of calculation of the Borrowing Base, the value of Statoil Commingled Inventories shall be equal to the product obtained by multiplying (x) the applicable quantities of Statoil Commingled Inventories (measured in Barrels in accordance with the Statoil Purchase Agreement) by (y) the lowest price per Barrel of the lowest priced crude oil (using the lower of cost or market value) included in Statoil Commingled Inventories. For purposes of clarity, the "lowest price" shall be the absolute lowest figure and not the average of applicable prices during the applicable time period.

        "Statoil Intercreditor Agreement" means that certain Intercreditor Agreement dated as of February 9, 2004 between Statoil and the Administrative Agent.

        "Statoil Purchase Agreement" means that certain Crude Oil
Purchase/Sale Agreement 2004/2008 between Statoil and Giant Yorktown, as amended by amendment dated December 8, 2004 and as the same may be further amended in compliance with the terms of this Agreement.

        "Statoil Segregated Inventories" means crude oil supplied by Statoil to Giant Yorktown pursuant to the Statoil Purchase Agreement that constitutes segregated, identifiable Statoil Inventories within the meaning of the Statoil Intercreditor Agreement. Statoil Segregated Inventories shall at all times be excluded from Eligible Hydrocarbon Inventory for purposes of calculation of the Borrowing Base, but may otherwise be included within the Collateral (subject to the terms of the Statoil Intercreditor Agreement).

        "Subordinated Notes" shall mean (i) the BNY 2002 Subordinated Notes, (ii) the BNY 2004 Subordinated Notes, and (iii) notes issued in refinancing of the BNY 2002 Subordinated Notes and/or the BNY 2004 Subordinated Notes, in each case in whole or in part, whether with the same or different noteholders and the same or different indenture trustees, provided that such other notes and refinancing notes (or the indenture or note purchase agreement, as applicable) (x) contain subordination terms at least as favorable to the Lenders as the BNY 2002 Subordinated Notes and/or the BNY 2004 Notes being refinanced, and (y) contain other terms no more restrictive on the Company and its Subsidiaries than the BNY 2002 Subordinated Notes and/or the BNY 2004 Subordinated Notes being refinanced, including refinancings thereof. Notes shall not be considered "Subordinated Notes" unless and until the Administrative Agent shall have received copies of the documentation evidencing or relating to such notes evidencing the terms and conditions of subordination required hereunder.

        "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

        "Supplemental Guaranty" means an agreement, in substantially the form attached to the form of Guaranty attached as Exhibit G hereto, pursuant to which the Person executing the same elects to become a Guarantor for purposes of this Agreement and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, as if said Person were a signatory thereto.

        "Surety Instruments" means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, commodity forward contract, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

        "Swap Provider" means any Lender or any Affiliate of any Lender that is at the time of determination party to a Swap Contract with the Company or any Subsidiary.

        "Swap Termination Values" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
(b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

        "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 3.03.

        "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

        "Swing Line Loan" has the meaning specified in Section 3.03(a).

        "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 3.03(b), which, if in writing, shall be substantially in the form of Exhibit A-1.

        "Swing Line Sublimit" means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the aggregate Commitments.

        "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or other charges imposed by any Governmental Authority, including interest, additions to tax and penalties applicable thereto.

        "Termination Date" means the earlier of (a) June 25, 2010, or (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

        "Total Capitalization" means, as of any date, the sum of (a) Consolidated Funded Indebtedness as of the determination date, plus (b) Consolidated Net Worth as of the determination date.

        "UCC" means the Uniform Commercial Code as adopted in the State of New York.

        "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." each mean the United States of America.

        "Unreimbursed Amount" has the meaning set forth in Section
3.01(c)(i).

        "Usage", as of any date, means the quotient (expressed as a percentage) of (x) the Effective Amount of Revolving Loans and the Effective Amount of L/C Obligations as of such date, divided by (y) the lesser of (i) the aggregate Commitments on such date and (ii) the Borrowing Base on such date.

        "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        "Yorktown Refinery" means the refinery located in or near Yorktown, Virginia, and the land and other real estate appurtenant thereto, acquired by Giant Yorktown pursuant to the Yorktown Asset Purchase Agreement.

     1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

     1.03   Accounting Principles.

           (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References to "consolidated," when it precedes any accounting term, means such term as it would apply to the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

           (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

           (c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

     1.04 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C-Related Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                               ARTICLE II

                               THE CREDITS

     2.01 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make Loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the lesser of the following: (i) the amount set forth on Schedule 2.01 (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 11.07, the Lender's "Commitment") and
(ii) the Lender's Pro Rata Share of the current Borrowing Base; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans, together with the Effective Amount of all L/C Obligations and the Effective Amount of all Swing Line Loans, shall not at any time exceed the lesser of (x) the combined Commitments of all of the Lenders and (y) the current Borrowing Base. Within the limits of each Lender's Commitment, and subject to the other terms and conditions of this Agreement, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this
Section 2.01.

     2.02   Loan Accounts.

            (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.


     2.03   Procedure for Borrowing.

            (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 11:00 a.m. (Dallas, Texas time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day; (C) the Interest Rate Type of Loans comprising the Borrowing; and (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

            (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

            (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 noon (Dallas, Texas time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

            (d) After giving effect to any Borrowing, there may not be more than seven (7) different Interest Periods in effect.

     2.04   Conversion and Continuation Elections.

            (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with Subsection 2.04(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Interest Rate Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

            (b)   The Company shall deliver a Notice of
Conversion/Continuation to be received by the Administrative Agent not later than 10:00 a.m. (Dallas, Texas time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Majority Lenders otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, there may not be more than seven (7) different Interest Periods in effect.

     2.05   Termination or Reduction of Commitments.

            (a) Voluntary Termination or Reduction. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments (and, correspondingly, as applicable, the L/C Commitment) by an aggregate minimum amount of $2,000,000.00 or any multiple of $1,000,000.00 in excess thereof, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the amount of the L/C Commitment then in effect. Once reduced in accordance with this subsection, the Commitments may not be increased.

            (b) Additional Provisions. Each reduction in aggregate Commitments pursuant to paragraph (a) above shall be applied to each Lender according to its Pro Rata Share. All accrued Commitment Fees on the amount of the Commitments so terminated or reduced, Letter of Credit Fees, and Fronting Fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid by the Company on the effective date of such reduction or termination.

     2.06   Optional Prepayments.

            (a) Subject to Section 4.05, the Company may, at any time or from time to time, upon irrevocable notice to the Administrative Agent, not less than three (3) Business Days for Offshore Rate Loans and one (1) Business Day for Base Rate Loans, ratably as to each Lender, prepay Revolving Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.05.

             (b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon (Dallas, Texas time) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     2.07   Borrowing Base Determinations; Mandatory Prepayments of Loans.

            (a) The Borrowing Base shall be determined monthly, provided, however, that (x) if Usage is more than 50% (but equal to or less than 75%) the Borrowing Base shall be determined biweekly and (y) if Usage is more than 75% the Borrowing Base shall be determined weekly, in each case by reference to the Borrowing Base Report delivered by the Company to the Administrative Agent pursuant to Section 7.02(a). The Borrowing Base shall be subject to adjustment based upon the results of a field audit pursuant to Section 7.10(c), and shall be equal to the sum of (i) eighty percent (80%) of Eligible Hydrocarbon Inventory (except for (A) Eligible Hydrocarbon Inventory at the Company's and its Subsidiaries' service stations and cardlocks, and (B) Statoil Commingled Inventories), plus (ii) eighty percent (80%) of Eligible In-Transit Crude Oil, plus (iii) fifty percent (50%) of Eligible Hydrocarbon Inventory at the Company's and its Subsidiaries' service stations and cardlocks, plus (iv) sixty percent (60%) of the Lenders' Pro Rata Share of Statoil Commingled Inventories (determined in accordance with the Statoil Intercreditor Agreement), provided, however, that if the Company shall fail to be in compliance with
Section 7.03(k) or Section 8.18 of this Credit Agreement, or if Statoil fails to comply with its obligations under the Statoil Intercreditor Agreement in any material respect, then in any such case, 0% of the Statoil Commingled Inventories, plus (v) fifty percent (50%) of Eligible Lubricants Inventory, plus (vi) ninety percent (90%) of Eligible Accounts Receivable from Preferred Eligible Account Obligors, plus (vii) eighty-five percent (85%) of Eligible Accounts Receivable from Eligible Account Obligors other than Preferred Eligible Account Obligors, plus (viii) at the option of the Company, 100% of Eligible Cash, minus 100% of First Purchase Crude Payables.

            (b) Notwithstanding the foregoing, the Inventory Component of the Borrowing Base shall not exceed an amount equal to 60% of the Borrowing Base. For purposes of clarity, it is understood that the term "Borrowing Base" as used in the preceding sentence means the Borrowing Base as calculated pursuant to Section 2.07(a), even if the Borrowing Base as so calculated is greater than the aggregate Commitments (provided, that, it is hereby noted that nothing in this Section 7.02(b) is intended to alter
Section 2.01, which provides that the Effective Amount of outstanding Loans plus the Effective Amount of L/C Obligations may never exceed the current Borrowing Base). As used herein, "Inventory Component of the Borrowing Base" means the sum of the dollar amounts calculated pursuant to clauses
(i), (ii), (iii) and (iv) of Section 7.02(a).

            (c) If on any date the Effective Amount of all Loans and the Effective Amount of all L/C Obligations together exceed the Borrowing Base, the Company shall, without notice or demand, prepay the outstanding principal amount of the Revolving Loans by an amount equal to the applicable excess ("Mandatory Prepayment") and the provisions of Section
4.05 shall be applicable. If on any date after giving effect to any Mandatory Prepayment made on such date pursuant to the preceding sentence the Effective Amount of all L/C Obligations together exceed the Borrowing Base, the Company shall immediately Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the amount by which the Effective Amount of the L/C Obligations exceeds the Borrowing Base.

            (d) The Company shall prepay the Loans as required by Sections 7.06(d) and (e) governing proceeds of insurance and condemnation.

     2.08   Repayment.

            (a) Principal. The Company shall repay to the Lenders the aggregate principal amount of Revolving Loans outstanding on the Termination Date. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Termination Date.

            (b)   Interest.

                  (i)   Subject to clause (iii) of this subsection 2.08(b),
     (A) each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the lesser of (1) the Offshore Rate or the Base Rate, as the case may be, as selected by the Company or otherwise applicable to such Revolving Loan in accordance with the terms and provisions hereof (subject to the Company's right to convert to other Interest Rate Types of Loans under Section 2.04), plus the Applicable Margin, or (2) the Highest Lawful Rate, and (B) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the lesser of (1) the Base Rate plus the Applicable Margin, or (2) the Highest Lawful Rate.

                   (ii) Interest on each Revolving Loan and each Swing Line Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

                   (iii) Notwithstanding clause (i) of this subsection 2.08(b), while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) at the Default Rate.

     2.09   Fees.  In addition to certain fees described in Section 3.08:

            (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Administrative Agent dated May 13, 2005.

            (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") on the average daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the percent per annum set forth in the definition of Applicable Margin corresponding to the applicable pricing level determined in accordance therewith. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such Commitment Fee shall accrue from the Execution Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on September 30, 2005 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Commitment Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

     2.10   Computation of Fees and Interest.

            (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

     2.11   Payments by the Company.

            (a) All payments to be made by the Company shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Dallas, Texas time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.12   Funding by Lenders; Presumption by Administrative Agent.

            (a) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Offshore Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

              (ii) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (b) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.05(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.05(c).

     2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

     2.14   Security and Guaranty.

            (a) All Obligations of the Company and the Guarantors under this Agreement, the Notes, the Guaranty and all other Loan Documents shall be secured in accordance with the Collateral Documents. The Liens created by the Collateral Documents shall also secure Obligations under Specified Swap Contracts.

            (b) All Obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranty.

     2.15   Concentration Account; Control over Accounts After Event of
Default.

            (a) The Administrative Agent shall maintain an account styled "Giant Industries Concentration Account" (the "Concentration Account").
The Concentration Account shall be a blocked account from which only authorized officers of the Administrative Agent may withdraw or authorize withdrawal of funds. Pursuant to the terms of the Deposit Account Control Agreements and the Investment Account Control Agreements, Depository Banks and, to the extent applicable, the Brokers must transfer funds on deposit in the Deposit Accounts (as defined in the Deposit Account Control Agreements) and the Investment Accounts (as defined in the Investment Account Control Agreements) to the Concentration Account upon receipt of notice from the Administrative Agent. The Administrative Agent is authorized to give such notice as provided in clause (f) below.

            (b) All amounts on deposit in the Concentration Account shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including without limitation the exclusive right of withdrawal, over the Concentration Account. The Administrative Agent shall permit the disbursal of funds from the Concentration Account, upon the Company's request, to the Company or to an account designated by the Company, in its sole discretion.

            (c) The Concentration Account shall be a blocked, interest-bearing account held by the Administrative Agent or any Affiliate of the Administrative Agent upon such terms and in such type of account as customary at that depository institution. The Company shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts, and if such fees are not paid by the Company, the institution holding the Concentration Account may deduct them from such account.

            (d) The Company hereby irrevocably authorizes the Administrative Agent to apply funds in the Concentration Account as follows, in such order as may be designated by the Administrative Agent:
(i) to payment of costs and expenses required to be paid to the Administrative Agent pursuant to Section 11.04, and (ii) to payment or prepayment of principal of and interest on the Loans, and (iii) to payment of any other Obligations; provided that if the maturity of the Loans has been accelerated, amounts on deposit in the Concentration Account shall be applied in accordance with Section 9.03 of this Agreement. The provisions of Section 4.05 shall apply to prepayments made pursuant to this
Section 2.15.

            (e) As security for the payment of all Obligations, the Company hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent, and creates in the Administrative Agent's favor a Lien on, and security interest, in (i) the Concentration Account,
(ii) all contract rights, claims and privileges in respect of the Concentration Account, and (iii) all money, cash, checks, instruments, securities, security entitlements, and other items of value now or hereafter paid, deposited in, credited to, held in (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the depository institution holding the Concentration Account, together with all proceeds thereof. At any time and from time to time, upon the Administrative Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Subsection 2.15 and of the rights and powers herein granted.

             (f)   At any time after the occurrence of an Event of Default,
(i) the Administrative Agent may, or upon the direction of the Majority Lenders shall, give a Control Notice to each Depository Bank and each Broker, (ii) the Administrative Agent may take such other action as it deems necessary or desirable in order to establish the sole dominion and control of the Administrative Agent over all deposit accounts and all investment accounts of the Company and its Subsidiaries, and (iii) the Company shall execute all documents and take such actions as shall be requested by the Administrative Agent in order to establish the sole dominion and control of the Administrative Agent over all deposit accounts and investment accounts of the Company and its Subsidiaries. A "Control Notice" means notice by the Administrative Agent to a Depository Bank or Broker instructing such Depository Bank or Broker to do one or both of the following: (x) cease permitting the Company and its Subsidiaries from having access to the deposit accounts or investment accounts held by such Depository Bank or Broker, and (y) sweep balances in such deposit accounts or investment accounts daily into the Concentration Account.

     2.16   Increase in Commitments

            (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time request an increase in the aggregate Commitments by an aggregate amount not exceeding $75,000,000; provided, that any such request for an increase shall be in a minimum amount of $25,000,000 and the aggregate Commitments as so increased may not exceed $250,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

             (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

             (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

             (d) Effective Date and Allocations. If the aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

             (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 6.11 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 7.01, and (B) no Default or Event of Default exists. To the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section, the Company shall prepay Revolving Loans outstanding on the Increase Effective Date and/or assignments shall be made among the Lenders, pursuant to arrangements satisfactory to the Administrative Agent, and the Company shall pay any additional amounts required pursuant to Section 4.05.

             (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 11.01 to the contrary.

             (g) Increase in L/C Commitment. Upon the prior written request of the Company, and with the prior written consent of the Administrative Agent and the Issuing Bank, the L/C Commitment may be increased from time to time; provided, that each such increase shall be in a minimum amount of $5,000,000, or any multiple of $1,000,000 in excess thereof; and provided further, that the L/C Commitment may not be increased to an amount in excess of the aggregate Commitments. The Administrative Agent shall provide Lenders written notice at least five (5) days in advance of any such increase in the L/C Commitment.

                            ARTICLE III

             THE LETTERS OF CREDIT AND SWING LINE LOANS

     3.01   Letters of Credit.

            (a)   The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 3.01, (1) from time to time on any Business Day during the period from the Closing Date until the Termination Date, to issue Letters of Credit for the account of the Company, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company and any drawings thereunder; provided, that after giving effect to the issuance of any Letter of Credit, (x) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans plus the Effective Amount of all Swing Line Loans shall not exceed the lesser of (I) the combined Commitments and (II) the Borrowing Base, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Effective Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Effective Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Effective Amount of the L/C Obligations shall not exceed the L/C Commitment. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that such issuance or amendment so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                   (ii) The Issuing Bank shall not issue any Letter of Credit if:

                          (A) subject to Section 3.01(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority Lenders have approved such expiry date; or

                          (B) the expiry date of such requested Letter of Credit would occur after the Termination Date, unless the Company has agreed to Cash Collateralize such Letter of Credit in accordance with Section 3.01(g). In no event will the expiry date of any Letter of Credit occur more than twelve months after the Termination Date.

                    (iii) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

                           (A)   any order, judgment or decree of any
                   Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                           (B)   the issuance of such Letter of Credit
                   would violate one or more policies of the Issuing Bank;

                           (C) such Letter of Credit is issued to support workman's compensation liabilities and the stated amount is more than $5,000,000;

                           (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                           (E)   such Letter of Credit contains any
                   provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                           (F) a default of any Lender's obligations to fund under Section 3.01(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Company or such Lender to eliminate the Issuing Bank's risk with respect to such Lender.

                    (iv) The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                    (v) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                    (vi) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C-Related Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article X included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

       (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                   (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the Issuing Bank and the Administrative Agent not later than 10:00 a.m. (Dallas, Texas time) at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed Issuance Date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the proposed Issuance Date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and
             (D) such other matters as the Issuing Bank may reasonably require. Additionally, the Company shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C-Related Documents, as the Issuing Bank or the Administrative Agent may reasonably require.

                  (ii) Promptly after receipt of any L/C Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Company so requests in any applicable L/C Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided, that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Company shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Termination Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 3.01(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date
             (1) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

                   (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

       (c)   Drawings and Reimbursements; Funding of Participations.

                   (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Company and the Administrative Agent thereof. Not later than 10:00 a.m. (Dallas, Texas time) on the date of any payment by the Issuing Bank under a Letter of Credit (each such date, an "Honor Date"), the Company shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Notice of Borrowing). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 3.01(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                   (ii)   Each Lender shall upon any notice pursuant to
             Section 3.01(c)(i) make funds available to the Administrative Agent for the account of the Issuing Bank at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon (Dallas, Texas time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 3.01(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.
             In such event, each Lender's payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 3.01(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.01.

                   (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 3.01(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the Issuing Bank.

                   (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 3.01(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 3.01(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.01(c) by the time specified in Section 3.01(c)(ii), the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation. A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

       (d)   Repayment of Participations.

                 (i) At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 3.01(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                 (ii) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 3.01(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

       (e) Obligations Absolute. The obligation of the Company to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                 (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                 (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will promptly notify the Issuing Bank. The Company shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

        (f) Role of Issuing Bank. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C-Related Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 3.01(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g) Cash Collateral. (i) Upon the request of the Administrative Agent, if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, the Company shall immediately Cash Collateralize the then Effective Amount of all L/C Obligations; (ii) the Company shall Cash Collateralize Letters of Credit in accordance with the provisions of
Section 2.07(c) if, after giving effect to any Mandatory Prepayment, the Effective Amount of all L/C Obligations exceeds the Borrowing Base; and
(iii) if, as of the Termination Date, any one or more of the Letters of Credit for any reason shall remain outstanding and partially or wholly undrawn, then the Company shall on such date Cash Collateralize the L/C Obligations in an amount equal to 110% of the L/C Obligations. Section 3.01(a)(ii)(B) and Section 9.02(b) each set forth certain additional requirements to deliver Cash Collateral hereunder. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

        (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

        (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to (i) the percent per annum therefor specified in the definition of Applicable Margin corresponding to the applicable pricing level determined in accordance therewith, times (ii) the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. Letter of Credit Fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire) and thereafter on demand. If there is any change in the applicable rate referenced in clause (i) above during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the applicable rate referenced in clause (i) above separately for each period during such quarter that such rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Majority Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

        (j) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Company shall pay directly to the Issuing Bank for its own account a fronting fee (the "Fronting Fee") with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire) and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. In addition, the Company shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

        (k) Conflict with L/C-Related Documents. In the event of any conflict between the terms hereof and the terms of any L/C-Related Document, the terms hereof shall control.

     3.02 Existing Letters of Credit . All Existing Letters of Credit shall be deemed for all purposes to have been issued pursuant hereto. From and after the Closing Date, each such Existing Letter of Credit shall be entitled to the benefits of this Agreement and the other Loan Documents, and shall be subject to and governed by the terms and conditions of this Agreement.

     3.03   Swing Line Loans.

            (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 3.03, to make loans (each such loan, a "Swing Line Loan") to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Effective Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Effective Amount of all Swing Line Loans, together with the Effective Amount of all L/C Obligations and the Effective Amount of all outstanding Revolving Loans, shall not exceed the lesser of the aggregate Commitments and the Borrowing Base, and (ii) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Effective Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Effective Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 3.03, prepay under Section 2.06, and reborrow under this Section 3.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share of the aggregate Commitment times the amount of such Swing Line Loan.

             (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon (Dallas, Texas time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. (Dallas, Texas time) on the date of the proposed Swing Line Borrowing
(A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of
Section 3.03(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. (Dallas, Texas time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

             (c)   Refinancing of Swing Line Loans.

                   (i) The Swing Line Lender at any time in its sole and absolute discretion may request, and if the Swing Line Lender has not done so within 10 days after the making of a Swing Line Loan, the Administrative Agent shall request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender and the Administrative Agent to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Commitments and the conditions set forth in Section 5.02. The Swing Line Lender or the Administrative Agent, as applicable, shall furnish the Company with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available to the Administrative Agent in same day funds for the account of the Swing Line Lender at the Administrative Agent's Office for payments not later than 12:00 noon (Dallas, Texas time) on the day specified in such Notice of Borrowing, whereupon, subject to Section 3.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

           (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 3.03(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender or the Administrative Agent as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 3.03(c)(i) shall be deemed payment in respect of such participation.

           (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.03(c) by the time specified in Section 3.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

           (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 3.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 3.03(c) is subject to the conditions set forth in
      Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

      (d)   Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

           (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 3.03 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

                                ARTICLE IV

                  TAXES, YIELD PROTECTION AND ILLEGALITY

   4.01   Taxes.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided, that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Company. The Company shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Company is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

             (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

             (ii)   duly completed copies of Internal Revenue Service Form
      W-8ECI,

             (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not
      (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code,
      (B) a "10 percent shareholder" of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

             (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

      (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Company, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

     4.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans, or to determine or charge interest rates based upon the Offshore Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Offshore Rate Loans or to convert Base Rate Loans to Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Offshore Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.

     4.03 Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for an Offshore Rate Loan or a conversion to or continuation thereof that
(a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or (c) the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Offshore Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     4.04   Increased Costs.

       (a)   Increased Costs Generally.  If any Change in Law shall:

             (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Offshore Rate) or the Issuing Bank;

          (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Offshore Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.01 and the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender or the Issuing Bank); or

          (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Offshore Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Offshore Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

        (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

        (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     4.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company; or

            (c) any assignment of a Offshore Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 4.05, each Lender shall be deemed to have funded each Offshore Rate Loan made by it at LIBOR used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.

     4.06   Mitigation Obligations; Replacement of Lenders.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.04, or the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender gives a notice pursuant to Section 4.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or 4.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 4.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, the Company may replace such Lender in accordance with Section 11.13.

     4.07 Survival. All of the Company's obligations under this Article IV shall survive termination of the aggregate Commitments and repayment of all other Obligations hereunder.

                               ARTICLE V

                         CONDITIONS PRECEDENT

     5.01 Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension and the obligation of the Issuing Bank to issue the first Letter of Credit hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender and, unless otherwise specified below, in each case dated as of the Closing Date:

             (a) Loan Documents. This Agreement; the Notes; confirmations of the existing Guaranties and the Security Agreements described on Schedule 1.01C hereto; and such Deposit Account Control Agreements and the Investment Account Control Agreements as may be deemed necessary by the Administrative Agent, in each case executed by each party thereto;

             (b) Resolutions; Incumbency; Organization Documents. (i) Resolutions of the board of directors of the Company and each Loan Party authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; (ii) Certificates of the Secretary or Assistant Secretary of the Company and each Loan Party certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guaranties and all other Loan Documents to be delivered by it hereunder; and (iii) articles or certificates of incorporation and the bylaws of the Company and each Loan Party as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date, or a certificate of the Secretary or Assistant Secretary certifying that such articles or certificates of incorporation and bylaws have not been amended since copies thereof were delivered to the Administrative Agent pursuant to the Existing Credit Agreement;

             (c) Certificate (Organization, Qualification and Good Standing). A certificate signed by a Responsible Officer, identifying those states in which the ownership, lease or operation of property or the conduct of its business requires the Company and each other Loan Party, to be qualified or licensed to do business as a foreign corporation, and attaching thereto, with respect to the Company and each of the Guarantors, respectively, certificates of the Secretary of State (and/or similar applicable Governmental Authority) of its state of incorporation and each such state where it is so required to be qualified or licensed to do business as a foreign corporation, certifying as of a recent date each such Person's existence or qualification, as applicable, and good standing in each such jurisdictions;

             (d) Legal Opinions. Copies of (i) a favorable opinion of Kim Bullerdick, counsel to the Company, addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D-1; (ii) a favorable opinion of Fennemore Craig, P.C., special counsel to the Company, addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D-2; and (iii) a favorable opinion of McGuire Woods, LLP, special counsel to the Company, addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit D-3;

             (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement and the Fee Letter to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 11.04;

             (f) Certificate (Representations and Warranties, Etc.). A certificate signed by a Responsible Officer, stating that (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists under the Existing Credit Agreement or hereunder or would result from the Credit Extension being made on the Closing Date; (iii) there has occurred since December 31, 2004 (A) no material adverse change in, or material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), capitalization, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (B) no material impairment of the ability of the Company or any Significant Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (C) no material adverse effect upon (1) the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document or (2) the perfection or priority of any Lien granted under any of the Collateral Documents; and (iv) there have been no amendments to the Statoil Purchase Agreement since December 8, 2004;

             (g) Borrowing Base Report. A copy of the Borrowing Base Report most recently delivered under the Existing Credit Agreement;

             (h) Financial Statements. (i) Consolidated financial statements for the Company and its Subsidiaries as of March 31, 2005, and
(ii) audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2004;

             (i) Collateral Documents. The Collateral Documents, executed by the Company and by each Subsidiary to the extent required by
Section 7.12 that has assets or conducts business, in appropriate form for recording, where necessary, together with:

                   (i) such Lien searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens (other than the Liens securing the Obligations and Permitted Liens) in favor of any Persons;

                   (ii)   such consents, estoppels, subordination
      agreements and other documents and instruments executed by landlords and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent or any Lender; and

                   (iii) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken; and

             (j) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or the Majority Lenders may reasonably request.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this
Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto

     5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section
2.04 and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

              (a) Notice, Application. The Administrative Agent shall have received a timely Notice of Borrowing or a timely Notice of Conversion/Continuation, as applicable, the Swing Line Lender shall have received a timely Swing Line Loan Notice, or, in the case of any issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

              (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

              (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Credit Extension or continuation or conversion;

              (d) No Material Adverse Effect. No event or circumstance shall have occurred that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

              (e) No Future Advance Notice. Neither the Administrative Agent nor any Lender shall have received any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in Section 5.02 are satisfied.

                                ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Lender that:

     6.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own or lease its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law; except, in each case referred to in clause (b), (c) and (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Requirement of Law.

     6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document to which it is a party.

     6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05 Litigation; Governmental Proceedings . There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 No Default. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Administrative Agent and the Lenders on the Collateral. Neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Subsection 9.01(e).

     6.07   ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received, or has made timely application for, a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred that would cause the loss of such qualification or that would prevent such qualification, as the case may be. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

             (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

             (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

     6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section
7.13 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets.

     6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, or other sufficient title to all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 Taxes. The Company and its Subsidiaries have filed all federal tax returns and reports required to be filed, and have paid all federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The Company and its Subsidiaries have filed all material state and other material non-federal tax returns and reports required to be filed, and have paid all material state and other material non-federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.

     6.11 Financial Condition. The consolidated financial statements of the Company and its Subsidiaries dated December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby (subject to ordinary, good faith year-end adjustments); and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations. Since December 31, 2004, there has been no Material Adverse Effect.

     6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to any provision of the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any state public utilities code, or of any other federal or state statute or regulation, limiting its ability to incur Indebtedness.

     6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

     6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

     6.16 Subsidiaries.. As of the Execution Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of
Schedule 6.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

     6.17   Insurance.

             (a) The properties and business of the Company and its Subsidiaries are insured under insurance policies (the "Policies") with insurance companies ("Insurer" or "Insurers"), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

             (b) Either (i) the Insurers are financially sound and reputable insurance companies that are not Affiliates of the Company, or
(ii) the Insurer is a Subsidiary of the Company ("Subsidiary Insurer"), the Subsidiary Insurer has all governmental approvals necessary to operate its business and to comply with this Section 6.17 and Section 7.06(a), the Subsidiary Insurer has in place agreement(s) with financially sound and reputable insurance companies that are not Affiliates of the Company ("Unaffiliated Insurers") providing insurance coverage with such deductibles and covering such risks as required by clause (a) of this
Section 6.17, and such agreements provide to the Administrative Agent and the Lenders substantially the same rights as the Administrative Agent and the Lenders would have if the Policies were issued directly by the Unaffiliated Insurers, including without limitation (w) the right to receive notice of cancellation from the Unaffiliated Insurers, (x) clauses or endorsements stating that the interest of and the rights of the Administrative Agent and the Lenders vis-a-vis the Unaffiliated Insurers shall not be impaired or invalidated by any act or neglect of, or any bankruptcy, insolvency, dissolution or other event with respect to, the Company, the Subsidiary Insurer, or any other Subsidiary of the Company, and (y) the right to enforce insurance coverage directly against the Unaffiliated Insurer. The Company has delivered to the Administrative Agent evidence of compliance with the foregoing requirements.

     6.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Execution Date), taken as whole, contains any untrue statement of a material fact known to the Company or omits any material fact known to the Company required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.19 Solvency. The Company and its Subsidiaries, taken as a whole, and the Company, individually, and each of the Guarantors, individually, is Solvent.

     6.20 Labor Relations. There is (a) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, (b) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     6.21   Collateral Documents.

             (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders and Swap Providers, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein (provided, that in the case of Statoil Commingled Inventories, such Liens are shared with Statoil pursuant to the Statoil Intercreditor Agreement), and financing statements have been filed in the offices in all of the jurisdictions listed in the schedules to the Security Agreement.

             (b) All representations and warranties of the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respects.

                              ARTICLE VII

                         AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

     7.01 Financial Statements. The Company shall maintain for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and deliver to the Administrative Agent and each
Lender:

             (a) As soon as available, but not later than 90 days after the end of each fiscal year a copy of the annual audited consolidated financial statement of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and such financial statements shall be accompanied by (i) the opinion of a nationally recognized Registered Public Accounting Firm, which opinion shall state that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws, and shall not be qualified or limited because of a restricted or limited examination by the Registered Public Accounting Firm of any material portion of the Company's or any Subsidiary's records; and (ii) an attestation report of such Registered Public Accounting Firm as to the Company's internal controls pursuant to Section 404 of Sarbanes-Oxley; and

             (b) As soon as available, but not later than 45 days after the close of each of the first three quarterly periods each fiscal year, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Consolidated Subsidiaries.

      7.02 Certificates; Field Audits; Other Information. The Company shall furnish, at the Company's expense, to the Administrative Agent and each Lender:

             (a) A Borrowing Base Report certified by a Responsible Officer as fairly presenting the Eligible Hydrocarbon Inventory, Eligible In-Transit Crude Oil, Eligible Lubricants Inventory, and Eligible Accounts Receivable (and, if applicable, Eligible Cash), Statoil Commingled Inventories, and, if requested by the Administrative Agent or any Lender, a listing and aging of Eligible Accounts Receivable by counterparty, and a schedule of inventory volumes and market rates (with sources). The Company shall deliver such Borrowing Base Report and such other information to the Administrative Agent monthly, provided, however, that if Usage equals or exceeds 50% (but is less than 75%), the Company shall deliver such report and information biweekly, and if Usage equals or exceeds 75%, the Company shall deliver such report and information weekly, in each case as set forth in clause (1), (2) or (3) below, as applicable:

                   (1) Monthly Reporting. The Company shall deliver a Borrowing Base Report monthly, unless clauses (2) or (3) below apply. Each monthly Borrowing Base Report shall be prepared as of the last day of a calendar month and shall be delivered not later than 15 days after the end of the month.

                   (2) Biweekly Reporting (Usage equal to or greater than 50% but less than 75%). If during any month Usage is equal to or greater than 50% (but less than 75%) for a period of three consecutive Business Days (the third such Business Days being herein referred to as the "Third Consecutive 50% Day"), then the Company shall be required to deliver Borrowing Base Reports biweekly. The first such Borrowing Base Report shall be prepared as of Friday of the week next following the week in which the Third Consecutive 50% Day occurs, and such Borrowing Base Report shall be delivered on Friday of the following week. The Company shall continue to deliver biweekly Borrowing Base Reports thereafter (each such Borrowing Base Report shall cover a two-week period ending on a Friday and shall be delivered on the following Friday), until either (x) Usage is equal to or greater than 75% for three consecutive Business Days, in which case clause
(3) below shall apply, or (y) Usage is less than 50% every day of an entire calendar month, in which case clause (1) above shall apply.

                    (3) Weekly Reporting (Usage equal to or greater than 75%). If during any month Usage is equal to or greater than 75% for a period of three consecutive Business Days (the third such Business Day being herein referred to as the "Third Consecutive 75% Day"), then the Company shall be required to deliver Borrowing Base Reports weekly. The first such Borrowing Base Report shall be prepared as of Friday of the week in which the Third Consecutive 50% Day occurs, and shall be delivered on Friday of the following week. The Company shall continue to deliver weekly Borrowing Base Reports thereafter (each such Borrowing Base Report shall cover a one-week period ending on a Friday and shall be delivered on the following Friday), until either (i) Usage is less than 75% but equal to or greater than 50% for three consecutive Business Days, in which case clause
(2) above shall apply, or (ii) Usage is less than 50% every day of an entire calendar month, in which case clause (1) above shall apply,

provided, that if any day on which a Borrowing Base Report is required to be delivered is not a Business Day, then the Borrowing Base Report otherwise required to be delivered on such day shall instead be delivered on the preceding Business Day, unless the Administrative Agent agrees to permit delivery on the next succeeding Business Day;

              (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

              (c) on or before July 31 of each year, commencing July 31, 2005 and at any time at the request of the Administrative Agent following an Event of Default, a field audit and inventory valuation report prepared by Bank of America Business Credit, Inc., in form and substance satisfactory to the Administrative Agent;

              (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, promptly after the filing thereof, copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Company or any Subsidiary may make to, or file with, the SEC; and

              (e) promptly such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     7.03 Notices. The Company shall promptly notify the Administrative Agent and each Lender:

              (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

              (b) of the receipt by the Company or any of its Subsidiaries of any notice of default given or received pursuant to the Indentures or any other agreement or instrument pertaining to the Subordinated Notes;

              (c) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

              (d) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

              (e) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

              (f) of the entry by the Company or any of its Subsidiaries into any Specified Swap Contract, specifying the identity of the Swap Provider, the notional amount, the nature of the Specified Swap Contract and such other information as the Administrative Agent reasonably may request;

              (g) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract, and the liability, if any, of the Company or Subsidiary, as applicable, in the event thereof;

              (h) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then outstanding Swap Contracts to which the Company or any of its Subsidiaries is party;

              (i)   of the formation or acquisition of any Subsidiary;

              (j) of any amendment to the Statoil Purchase Agreement, such notice to be given not less than 10 days prior to effective date of such amendment, and to be accompanied by a copy of such amendment; and

              (k)   of the occurrence of any Internal Control Event.

             Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or
Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Company hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a "Public Lender"). The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Company shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Bank, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

     7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each of its Material Subsidiaries to:

              (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except in a transaction permitted by Sections
8.02 or 8.03;

              (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

              (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

              (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 Maintenance of Property. The Company shall, and shall cause each of its Material Subsidiaries to, maintain and preserve all its property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and to use the standard of care typical in the industry in the operation and maintenance of its facilities except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.06   Insurance; Insurance and Condemnation Proceeds.

              (a) The Company shall maintain insurance with respect to its properties and business in accordance with the requirements set forth in Section 6.17. Upon request by the Administrative Agent, the Company shall deliver to the Administrative Agent a copy of all policies and all agreements between any Subsidiary Insurer and any Unaffiliated Insurer(s) (as such terms are defined in Section 6.17), together with such evidence as the Administrative Agent may require demonstrating that the Policies and agreements with Unaffiliated Insurers satisfy the requirements of Section
6.17 and this Section 7.06.

              (b) The Company shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and additional loss payee with respect to insurance policies covering the Collateral, and as additional insured with respect to the Company's general liability, auto liability, and excess liability insurance, in a manner acceptable to the Administrative Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever (other than non-payment of premium for which not less than ten (10) days' prior written notice shall be given to the Administrative Agent), a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Company or its Subsidiaries for purposes more hazardous than are permitted by such policy or similar language to that effect. All premiums for such insurance shall be paid or caused to be paid by the Company when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If the Company or any Subsidiary fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of the Revolving Loans.

              (c) The Company shall promptly notify the Administrative Agent and the Lenders of (i) any material loss, damage, or destruction to the Collateral, and (ii) any material loss, damage or destruction to any assets of the Company or its Subsidiaries not constituting Collateral, in each case, whether or not covered by insurance. The Company shall negotiate all claims for loss, damage or destruction consistent with prudent business practice; provided, that from and after the occurrence of an Event of Default, the Administrative Agent shall have the authority to negotiate all claims for loss, damage or destruction of Collateral in the name of the Company.

              (d) The Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows: after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, first, to the payment or prepayment of the Obligations constituting unpaid principal of Loans and L/C Borrowings ratably among the Lenders and the Issuing Bank; and secondly, to the payment of Obligations then due under Specified Swap Contracts, ratably among the Swap Providers in proportion to the respective amounts described in this clause (d) owed to them. After the occurrence of an Event of Default and acceleration of the maturity of the Loans, proceeds of insurance and condemnation shall be applied in accordance with Section 9.03.

              (e) With respect to insurance and condemnation proceeds relating to the Company's or its Subsidiaries' assets not constituting Collateral, the Administrative Agent shall permit the Company or its Subsidiaries, as applicable, to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage, destruction or taking by condemnation, so long as (i) no Default or Event of Default has occurred and is continuing, and (ii) the aggregate proceeds from any single loss, damage, destruction or taking by condemnation do not exceed $10,000,000.
In all other circumstances, if required by the Majority Lenders, insurance and condemnation proceeds shall be paid to the Administrative Agent and applied first, to the payment or prepayment of the Obligations constituting unpaid principal of Loans and L/C Borrowings ratably among the Lenders and the Issuing Bank; and secondly, to the payment of Obligations then due under Specified Swap Contracts ratably among the Swap Providers in proportion to the respective amounts described in this clause (e) owed to them. After the occurrence of an Event of Default and acceleration of the maturity of the Loans, if required by the Majority Lenders, proceeds of insurance and condemnation shall be paid to the Administrative Agent and applied in the manner that funds are applied pursuant to Section 9.03.


     7.07 Payment of Obligations. The Company shall, and shall cause each of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company, such Guarantor or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.08 Compliance with Laws and Contractual Obligations. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) and all Contractual Obligations, except (x) such as may be contested in good faith or as to which a bona fide dispute may exist, or
(y) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10   Inspection of Property and Books and Records; Field Audit.

              (a) The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries.

              (b) The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Inspections and visitations conducted by the Administrative Agent and the Lenders pursuant hereto shall comply with the Company's or applicable Guarantor's health and safety regulations and procedures.

              (c) Pursuant to Section 7.02(c), the Company has agreed to obtain and deliver field audit and inventory valuations at the expense of the Company, as therein provided. In addition, when an Event of Default exists hereunder, the Administrative Agent or any authorized representative or agent thereof may conduct such field audit and inventory valuation at the expense of the Company at any time during normal business hours and without advance notice.

     7.11 Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.12   New Subsidiary Guarantors; New Subsidiary Security Agreements.

              (a) If, at any time after the date of this Agreement, there exists any Subsidiary organized under the laws of any state in the United States of America that (i) has total assets with a book value of $2,000,000 or more or (ii) executes a guaranty agreement with respect to the Company's obligations under the Indentures or the Company's obligations under any other indebtedness for borrowed money, then the Company shall cause each such Subsidiary to do the following: (x) execute and deliver to the Administrative Agent a Supplemental Guaranty and (y) furnish the Administrative Agent with a written opinion of counsel for each such Subsidiary Guarantor in substantially the form set forth in Exhibits D-1 and D-2; in each case with such revisions as may be reasonably requested by the Administrative Agent or the Majority Lenders.

              (b) The Company also shall cause each Person that becomes a Subsidiary after the date of this Agreement (excluding any Subsidiary that has no assets and conducts no business, but including any "inactive" Subsidiary that resumes active business at any time after the date of this Agreement) to (i) execute and deliver to the Administrative Agent a Security Agreement in substantially the form of Exhibit I-2 in favor of the Administrative Agent, the Lenders and the other Swap Providers, together with such financing statements and other documents and instruments related thereto as the Administrative Agent or the Majority Lenders may require;
(ii) take all other actions necessary or, in the opinion of the Administrative Agent or the Majority Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral; and (iii) furnish the Administrative Agent with a written opinion of counsel for each such Person in substantially the form set forth in Exhibits D-1 and D-2; in each case with such revisions as may be reasonably requested by the Administrative Agent or the Majority Lenders.

              (c) Notwithstanding subsections (a) and (b) of this Section 7.12, as long as (i) Navajo Convenient Stores Co., LLC has total assets with a book value of less than $5,000,000 and has not guaranteed any Indebtedness, Navajo Convenient Stores Co., LLC shall not be required to execute a Supplemental Guaranty or a Security Agreement; (ii) Giant Yorktown Holding Company has no assets and has not guaranteed any Indebtedness other than the Subordinated Notes, Giant Yorktown Holding Company shall not be required to execute a Supplemental Guaranty or a Security Agreement; and (iii) Insurance Subsidiary has total assets with a book value of less than $250,000 and has not guaranteed any Indebtedness, Insurance Subsidiary shall not be required to execute a Supplemental Guaranty or a Security Agreement.

     7.13 Use of Proceeds. The Company shall use the proceeds of the Revolving Loans (a) to refinance outstanding loans under the Existing Credit Agreement and (b) for working capital, acquisitions, capital expenditures, and other general corporate purposes.

     7.14 Subordinated Indebtedness. The Company shall maintain not less than $150,000,000 principal amount of Subordinated Notes outstanding at all times throughout the term hereof.

     7.15 Further Assurances. Promptly upon request by the Administrative Agent or the Majority Lenders, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

     7.16 Segregation of Statoil Supplied Crude Oil. To the extent feasible and consistent with prudent and safe refinery practices, Giant Yorktown shall exercise all commercially reasonable efforts to physically segregate Statoil Inventories (as defined in the Statoil Intercreditor Agreement) from Eligible Hydrocarbon Inventory, and to physically segregate Eligible Hydrocarbon Inventory from Statoil Inventories, located at the Yorktown Refinery. In the event of any commingling of Statoil Inventories and Eligible Hydrocarbon Inventory, then only the Lenders' pro rata share of such Statoil Commingled Inventories (as determined in accordance with the Statoil Intercreditor Agreement) shall be considered Eligible Hydrocarbon Inventory for purposes of calculation of the Borrowing Base (provided that such Statoil Commingled Inventories otherwise meet the definition of Eligible Hydrocarbon Inventory).

                             ARTICLE VIII

                          NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

     8.01 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (collectively, "Permitted Liens"):

              (a) any Lien (other than a Lien on property constituting Collateral) existing on the property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

              (b)   any Lien created under any Loan Document;

              (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

              (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar non-consensual statutory Liens (including statutory liens in favor of mineral interest owners, securing only amounts due for the purchase price, state royalty and taxes in respect of product severed from a production unit in New Mexico in which such interest owner owns an interest) arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

              (e) Liens (other than any Lien imposed by ERISA and other than Liens on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

              (f) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances with respect to real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

              (g) Subject to the provisions of the Deposit Account Control Agreements, Liens (other than Liens on the Collateral) arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, (ii) the Company (or applicable Subsidiary) maintains (subject to such right of set off) dominion and control over such account(s), and (iii) such deposit account is not intended by the Company, any Guarantor or any Subsidiary to provide cash collateral to the depository institution;

              (h) Liens (other than Liens on Collateral) securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring property after the date hereof; provided that
(i) such Lien has attached prior to acquisition of such property or attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property financed by such Indebtedness, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not exceed $20,000,000 in the aggregate at any time outstanding; and

              (i) Liens (including Liens on Collateral to the extent provided herein) on crude oil supplied by Statoil pursuant to the Statoil Purchase Agreement, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such crude oil; provided, that (i) any such Lien has attached prior to acquisition of such crude oil or attaches to such crude oil concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the crude oil financed by such Indebtedness, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such crude oil, (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests in favor of Statoil shall not be increased in excess of the amount contemplated by the Statoil Purchase Agreement as in effect on the Closing Date, and (v) such Liens in favor of Statoil shall be subject to the terms of the Statoil Intercreditor Agreement;

              (j) Liens on cash and cash equivalents not exceeding at any time in the aggregate an amount equal to $5,000,000, securing obligations of the Company or its Subsidiaries pursuant to Commodity Swaps; and

              (k) Any Liens (other than Liens on Collateral) not otherwise described in Subsection 8.01(a) through (j) above, provided that the Indebtedness and other obligations secured by such Liens shall not at any time exceed $5,000,000 in the aggregate at any time outstanding.

     8.02 Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

              (a) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

              (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

              (c) Dispositions of assets by the Company or any Subsidiary to the Company or any Wholly-Owned Subsidiary, provided, that if required by Section 7.12, such Wholly-Owned Subsidiary has complied with such Section; and

              (d) Dispositions of assets not otherwise permitted hereunder which are made for fair market value, provided, that (i) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition, and (ii) the aggregate book value of assets disposed of by the Company and its Subsidiaries in any fiscal year pursuant to this clause (d), beginning with fiscal year 2005, shall not exceed $10,000,000.

     8.03 Consolidations and Mergers. The Company shall not, and shall not permit any of its Material Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

              (a) the Company may merge with any Person, provided that the Company is the surviving Person;

              (b) any Subsidiary may merge with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary that is not a Wholly-Owned Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

              (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to a Wholly-Owned Subsidiary, provided, that if required by Section 7.12, such Wholly-Owned Subsidiary has complied with such Section.

     8.04 Loans and Investments. The Company shall not purchase or acquire, or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

              (a)   investments in Cash Equivalents;

              (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

              (c) investments by the Company or any of its Subsidiaries in any Subsidiary that is a Domestic Wholly-Owned Subsidiary;

              (d) extensions of credit described in Schedule 8.04 through and including the maturity date thereof, but not any increases or renewals;

              (e) loans and investments by the Company and its Wholly-Owned Subsidiaries not to exceed $250,000 in the aggregate from and after the Closing Date in the capital stock, equity interests, and other obligations or securities of a Wholly-Owned Subsidiary (the "Insurance Subsidiary") formed de novo by the Company for the purpose of acquiring property insurance solely for the Company and its Subsidiaries; the Insurance Subsidiary shall take such action as necessary to qualify as a Subsidiary Insurer; and

              (f) investments by the Company and its Subsidiaries not otherwise permitted in Subsections 8.04(a) through (e), which do not exceed $5,000,000 in the aggregate at any time outstanding.

     8.05 Limitation on Indebtedness and Contingent Obligations. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Contingent
Obligations, except:

              (a)   Indebtedness incurred pursuant to this Agreement;

              (b)   Indebtedness of the Company under Subordinated Notes;

              (c) Obligations (contingent or otherwise) of the Company existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated, and not for purposes of speculation or taking a "market view";
(ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, and (iii) the notional amount of all Interest Rate Swap Contracts may not at any time exceed $100,000,000;

              (d) Contingent Obligations consisting of endorsements for collections or deposit in the ordinary course of business, and Surety Instruments consisting of surety bonds issued for the account of the Company or any of its Subsidiaries in the ordinary course of business not to exceed $15,000,000 in the aggregate at any time outstanding;

              (e) Indebtedness in respect of purchase money obligations within the limitations set forth in Sections 8.01(h) and (i);

              (f) Indebtedness of the Company in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, provided, that the maturity of such Indebtedness shall not be earlier than six (6) months after the Termination Date and the terms of the agreements governing such Indebtedness shall not be more restrictive than those set forth in this Agreement; and

              (g) other Indebtedness and Contingent Obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

     8.06 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with or make any payment or transfer to any Affiliate of the Company, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     8.08   [Intentionally Blank]

     8.09 Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire for value any shares of its capital stock, or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that so long as no Default or Event of Default exists at the time of any action described below or would result therefrom,

              (a) any Subsidiary may purchase, redeem or otherwise acquire shares of its capital stock from the Company or any Wholly-Owned Subsidiary, and

              (b) the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock.

     8.10 Subsidiary Dividends. The Company will not, and it will not permit any of its Subsidiaries to, be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary or pay or repay any Indebtedness owed to the Company or any Subsidiary, (b) make loans or advances to the Company or
(c) transfer any of its properties or assets to the Company or any Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien).

     8.11 Subordinated Notes. The Company shall not, and shall not permit any Subsidiary to: (a) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Indentures, the Subordinated Notes or the guaranties executed in connection therewith, other than (i) any such amendment or modification which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon, (ii) ministerial amendments that do not affect the Lenders, (iii) amendments of any representation or warranty, covenant, obligation or default of the Company to any holder of Subordinate Notes or to any trustee acting under the Indentures (including, without limitation, financial ratios) in a manner which either eliminates such representations and warranties, covenants, obligations or defaults or renders them less restrictive or onerous than those contained in the Subordinated Notes and/or the Indentures as in effect on the Closing Date, and (iv) such other amendments and modifications acceptable to the Majority Lenders; or (b) make any payments to the holders of the Subordinated Notes or to any trustee acting under the Indentures which is prohibited by the Indentures; or (c) make any prepayment of or redeem in whole or in part the Subordinated Notes at any time that a Default or Event of Default has occurred and is continuing.

     8.12 Minimum Consolidated Net Worth. The Company will maintain at all times Consolidated Net Worth in an amount not less than the sum of (i) $210,000,000, plus (ii) 50% of Consolidated Net Income computed on a cumulative basis for the period beginning April 1, 2005 and ending on the date of determination (provided that no negative adjustment will be made in the event that Consolidated Net Income is a deficit figure for such period), plus (iii) 75% of the aggregate amount of the net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock after March 31, 2005.

     8.13 Minimum Consolidated Interest Coverage Ratio. The Company shall not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter to be less than the ratio set forth below opposite such fiscal quarter:

                                                 Minimum Consolidated
     Four Fiscal Quarters Ending               Interest Coverage Ratio
     ---------------------------               -----------------------
     June 30, 2005 through March 31, 2007:          2.75 to 1.00
     June 30, 2007 and thereafter:                  3.00 to 1.00

     8.14 Consolidated Funded Indebtedness to Total Capitalization. The Company shall not permit Consolidated Funded Indebtedness to exceed the percentage of Total Capitalization set forth below at any time during the periods set forth below:

     Closing Date through June 29, 2007         65%
     June 30, 2007 and thereafter               60%

     8.15 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount which could have a Material Adverse Effect; (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (c) fail to comply with ERISA or any other applicable Laws; or (d) incur any material "accumulated funding deficiency" (as defined in Section 302 or ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

     8.16 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the Principal Business.

     8.17 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     8.18 Amendments to the Statoil Purchase Agreement; No Prepayments. The Company agrees that it shall not amend, and shall not permit Giant Yorktown to amend, the Statoil Purchase Agreement in any manner that could, in the reasonable opinion of the Administrative Agent or the Majority Lenders, adversely affect the Lenders. The Company agrees that, so long as no "Collateral Event" (as defined in the Statoil Purchase Agreement) under the Statoil Purchase Agreement has occurred and is continuing, it shall not pay, prepay or secure by letter of credit, and shall not permit Giant Yorktown to pay for, prepay or secure by letter of credit, any crude oil supplied under the Statoil Purchase Agreement prior to the time such crude oil is deemed to have been Delivered (as defined in the Statoil Purchase Agreement as in effect on the Closing Date) to Giant Yorktown and obligations in respect of such crude oil delivered are due and payable in accordance with the terms of the Statoil Purchase Agreement as in effect on the Closing Date. After the occurrence and during the continuance of a Collateral Event, the Company and/or Giant Yorktown may prepay or secure by letter of credit crude oil supplied under the Statoil Purchase Agreement to the extent same is required by the terms of the Statoil Purchase Agreement as in effect on the Closing Date, but the Company shall, and shall cause Giant Yorktown to, use commercially reasonably efforts to obtain the release by Statoil of all claims to, liens on and security interests in all crude oil so prepaid or secured, by written release in form and substance reasonably satisfactory to the Administrative Agent.

                                 ARTICLE IX

                              EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

              (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days after the same becomes due, any L/C Obligation or any interest, fee or other amount payable hereunder or under any other Loan Document; or

              (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

              (c) Specific Defaults. The Company (i) fails to perform or observe any term, covenant or agreement contained in Section 7.02(a), 7.02(f), 7.03(a), 7.06, 7.14, 8.12, 8.13, or 8.14 or (ii) fails to perform or observe any term, covenant or agreement contained in Article VIII (which is not specified in the foregoing clause (c)(i)), and such default shall continue unremedied for a period of 15 days after the occurrence thereof; or

              (d) Other Defaults. The Company or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or
(ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or



              (e)   Cross-Default.

                     (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or any Specified Swap Contract (whatever the amount), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or any Specified Swap Contract (whatever the amount), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness, Specified Swap Contract or Contingent Obligation to be declared to be due and payable or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (C) any Indebtedness or Contingent Obligation of the Company or any Subsidiary in excess of $10,000,000, or any Specified Swap Contract (whatever the amount), shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations or Specified Swap Contracts; or

                     (ii) A "Default" or an "Event of Default" shall occur under and as defined in the Statoil Purchase Agreement; or

              (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

              (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

              (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or a Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000 and such amount is not paid when due; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans is in an aggregate amount and could reasonably be expected to cause a Material Adverse Effect; or (iii) the Company or any ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $3,000,000; or

              (i) Monetary Judgments. One or more final judgments, final orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

              (j)   Change of Control.  There occurs any Change of Control;
or

              (k) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

              (l)   Adverse Change.  There occurs a Material Adverse
Effect; or

              (m) Guaranty Default. A Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to such Guarantor; or

              (n) Invalidity of Subordination Provisions. The subordination provisions of any of the Indentures or Subordinated Notes are for any reason revoked or invalidated, the Trustee under either of the Indentures, any successor trustee thereto or any other Person contests in any material respect the validity or enforceability thereof, or the Indebtedness hereunder does not have the priority contemplated by this Agreement or the Indenture or such subordination provisions; or

              (o) Prepayment of Subordinated Notes. If the Company or any Subsidiary is required for any reason to prepay, redeem or purchase in whole or in part any of the Subordinated Notes prior to the scheduled maturity thereof; or

              (p)   Collateral.

                   (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                   (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest.

     9.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, do any or all of the following:

              (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments shall be terminated;

              (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and require that the Company deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations;

              (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company; and

              (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate and without further act of the Administrative Agent, the Issuing Bank or any Lender and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) shall automatically be due and payable and shall be delivered to the Administrative Agent to be held as cash collateral for the L/C Obligations and shall not be subject to or affected by any right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any beneficiary, the Issuing Bank, or any other Person for any reason whatsoever.

     9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article IV payable to the Administrative Agent in its capacity as such);

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Article IV), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations under the Loan Documents, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth owed to them;

     Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

     Sixth, to payment of unpaid Obligations then due under Specified Swap Contracts, ratably among the Swap Providers in proportion to the respective amounts described in this clause Sixth owed to them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 3.01(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

     9.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                 ARTICLE X

                           ADMINISTRATIVE AGENT

     10.01   Appointment and Authorization.

             Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

     10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

              (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

              (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

              (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Company, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document,
(ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     10.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Company. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

     10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     10.08 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of "co-syndication agents," "documentation agent," "co-agents," "book managers," "lead managers," "arrangers," "lead arrangers" or "co-arrangers" listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

     10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan or L/C Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

              (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.09, 3.08, and 11.05) allowed in such judicial proceeding; and


              (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;


and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     10.10 Collateral and Guaranty Matters. The Lenders and the Issuing Bank irrevocably authorize and direct the Administrative Agent:

              (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments, payment in full of all Obligations (other than contingent indemnification obligations), the expiration or termination of all Letters of Credit, and, if any Specified Swap Contracts remain outstanding, confirmation from each Swap Provider known to the Administrative Agent to be party to such Swap Contracts that such Swap Provider consents to such release, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Majority Lenders;


              (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(h); and


              (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Sections 10.10.

     10.11 Lender Hedging Agreements. To the extent any Lender or any Affiliate of a Lender is a party to a Specified Swap Contract in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed
(a) to appoint Bank of America, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents, and (b) to be bound by the terms of this Article X.

                              ARTICLE XI

                             MISCELLANEOUS

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

              (a) increase or extend the Commitment of any Lender (or reinstate any Commitment of such Lender terminated pursuant to Section 9.02) without the written consent of such Lender;

              (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

              (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document, without the consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate or
(ii) to amend any financial covenant hereunder (or any defined term used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

              (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

              (e) amend this Section, or amend Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

              (f) discharge any Guarantor, or, except as otherwise provided in Section 10.10, release any material portion of the Collateral, except as otherwise may be provided in the Collateral Documents or except where the consent of the Majority Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit issued or to be issued by it,
(ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

     11.02   Notices; Effectiveness; Electronic Communication.

              (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                      (i) if to the Company, the Administrative Agent, the Issuing Bank or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

                      (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

              (b) Electronic Communications. Notices, reports not requiring original signatures, and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and
(ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

              (c) Change of Address, Etc. Each of the Company, the Administrative Agent, the Issuing Bank and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Bank and the Swing Line Lender.

              (d) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the good faith reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

              (e) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Company, any Lender, the Issuing Bank, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, the Issuing Bank, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04   [Reserved].

     11.05   Expenses; Indemnity; Damage Waiver.

              (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

              (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim or Environmental Damages related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

              (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(b).

              (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

              (e) No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it, in a manner consistent with its usual and customary practices, through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

              (f) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

              (g) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the Issuing Bank, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     11.06 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     11.07   Successors and Assigns.

              (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this paragraph (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the Loans at the time owing to it and the L/C Obligations, or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, and L/C Obligations (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company, otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, the Commitment or the L/C Obligations assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Lender's Commitment must be approved by the Administrative Agent, the Issuing Bank and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.07, and if the Eligible Assignee is not a Lender, such Eligible Assignee shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.04, 4.05, and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Upon request by the Company, the assigning Lender shall return the Note, if any, executed by the Company in favor of such assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
(d) of this Section.

              (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices listed on Schedule 11.02 hereto a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

              (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement, including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant; subject the benefits of Sections 4.01, 4.04 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

              (e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.01 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 4.01(e) as though it were a Lender.

              (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

              (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

              (h) Resignation as Issuing Bank or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to paragraph (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as Issuing Bank or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swing Line Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts under Letters of Credit pursuant to Section 3.01(c) hereof). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 3.03(c). Upon the appointment of a successor Issuing Bank and/or Swing Line Lender,
(a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

     11.08 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, and the Issuing Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all Information (as hereinafter defined), and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Person; provided, however, that such Person may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Person is subject or in connection with an examination of such Person by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which such Person may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Person's independent auditors and other professional advisors; (G) to any Affiliate of such Person, or to any Participant or Eligible Assignee, actual or potential, or to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or its Obligations, provided that such Affiliate, Participant, Eligible Assignee or counterparty (or its advisors) agrees to keep such information confidential to the same extent required hereunder; (H) as to any such Person, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Person; and (I) to any nationally recognized rating agency or similar organization that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates.

For purposes of this Section, "Information" means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, or the Issuing Bank on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

     11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be Contingent Obligations or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10 Interest. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent or the Lenders or any other person to the Company or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to the Company, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to the Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

     11.11 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, the Company agrees that in the event a payment shall be made by any Guarantor under a Guaranty in respect of a Loan to the Company, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment subject to the provisions of the Guaranty executed by such Guarantor. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under this Section 11.11 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations, and no payments may be made in respect of such rights of indemnity, contribution or subrogation until all the Obligations have been paid in full, all Commitments have expired and all Letters of Credit have expired. No failure on the part of the Company to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guaranty, and each Guarantor shall remain liable for the full amount of the obligation of such Guarantor under each such Guaranty in accordance therewith.

     11.12 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Issuing Bank, Bank of America or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank of America, after giving reasonable prior notice to the Company, to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     11.13 Replacement of Lenders. If any Lender requests compensation under Section 4.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

              (a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b);

              (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

              (c) in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and

              (d)   such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     11.14 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     11.15 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.16 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.17 No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.18   GOVERNING LAW.

              (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 11.02, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011 (THE "NEW YORK PROCESS AGENT") AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT.

     11.19 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     11.20 Assignment of Existing Loans. Those Lenders who are parties to the Existing Credit Agreement hereby assign to the Lenders who are signatories hereto the indebtedness owed to them under the Existing Credit Agreement in such amounts so that on the effective date of this Agreement all Lenders who are signatories hereto have Commitments and rights and obligations in respect of Loans and L/C Obligations equal to the Pro Rata Shares that are set forth on Schedule 2.01. On the Closing Date, the Lenders shall make cash settlement with each either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations as reflected in this Section. The Company agrees to pay any loss, cost or expense incurred by the Lenders who are parties to the Existing Credit Agreement as a result of payments received pursuant to the reallocations and assignments herein referenced, in accordance with Section 4.05 of the Agreement.

     11.21 Restatement of Existing Credit Agreement. The parties hereto agree that, on the Closing Date: (a) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension, and modification of the "Obligations" (as defined in the Existing Credit Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Credit Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish the Indebtedness arising under) the promissory notes issued pursuant to the Existing Credit Agreement, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "renewed and replaced"; (d) the confirmation of Security Agreements executed pursuant to this Agreement ratifies and confirms (but does not extinguish or impair the collateral security created or evidenced by) the Security Agreements executed and delivered by the Debtors named therein pursuant to the Existing Credit Agreement; (e) the confirmation of Guaranties executed pursuant to this Agreement ratifies and confirms (but does not extinguish or impair) guaranteed by any Guaranty executed and delivered pursuant to the Existing Credit Agreement; and (f) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the "Indebtedness" under the Existing Credit Agreement, the Collateral Documents, the Guaranties, or the other Loan Documents (or the collateral security therefor), all of which Indebtedness and Collateral shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.

     11.22 Designation of Senior Debt. All Obligations shall be "Designated Senior Indebtedness" for purposes of and as defined in the Indentures and all supplemental indentures thereto.

     11.23 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, the Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of the making of any Loan or issuance of Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     11.24 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.

     11.25 Existing Loans and Letters of Credit. As of the Closing Date, each Existing Lender shall be deemed to have assigned, without recourse, to the New Lenders such portion of such Existing Lender's Loans and L/C Obligations such that the Pro Rata Share of each Lender (including each Existing Lender and each New Lender) shall be as set forth on Schedule
2.01. The parties hereto consent to all reallocations and assignments of Commitments and Effective Amounts effected pursuant to this Agreement, and agree that such reallocations and assignments shall be deemed effective as if such reallocations and assignments were evidenced by an Assignment and Assumption in the form attached as Exhibit E. On the Closing Date, the New Lenders and Existing Lenders shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations as reflected in this Section such that after giving effect to such settlement each Lender's (including each Existing Lender's and each New Lender's) Pro Rata Share of the Commitments equals (with customary rounding) its Pro Rata Share as reflected on Schedule 2.01 of (a) the Effective Amount of all Loans, and (b) the Effective Amount of all L/C Obligations.

     11.26 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN
      DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
   PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   GIANT INDUSTRIES, INC.

                                   By: /s/ MARK B. COX
                                         ------------------------------
                                   Name:  Mark B. Cox
                                   Title: Executive Vice President and CFO






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent

                                    By: /s/ CLAIRE LIU
                                       ------------------------------
                                       Clair Liu
                                       Senior Vice President


                                    BANK OF AMERICA, N.A.,
                                    as a Lender, Issuing Bank and
                                    Swing Line Lender

                                    By: /s/ CLAIRE LIU
                                       ------------------------------
                                       Clair Liu
                                       Senior Vice President


                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      BNP PARIBAS, as a Lender


                                      By: /s/ MARK A. COX
                                         ------------------------------
                                      Name:  Mark A. Cox
                                      Title: Director

                                      By: /s/ GREG SMOTHERS
                                         ------------------------------
                                      Name:  Greg Smothers
                                      Title: Vice President





                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      UBS LOAN FINANCE LLC, as a Lender


                                      By: /s/ WINRED V. SAINT
                                         ------------------------------
                                      Name:   Winred V. Saint
                                      Title:  Director
                                              Banking Products
                                              Services, US

                                      By: /s/ DORIS MESA
                                         ------------------------------
                                      Name:   Doris Mesa
                                      Title:  Associate Director
                                              Banking Products
                                              Services, US





                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      WELLS FARGO BANK, N.A., as a Lender



                                      By: /s/ ART KRASNY
                                         ------------------------------
                                      Name:   Art Krasny
                                      Title:  Relationship Manager






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      BANK OF SCOTLAND, as a Lender



                                      By: /s/ AMENA NABI
                                         ------------------------------
                                      Name:   Amena Nabi
                                      Title:  Assistant Vice President






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      COMERICA BANK, as a Lender



                                      By: /s/ T. CARTER WADDELL
                                         ------------------------------
                                      Name:   T. Carter Waddell
                                      Title:  Vice President






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      FORTIS CAPITAL CORP, as a Lender



                                      By: /s/ CASEY LOWARY
                                         ------------------------------
                                      Name:   Casey Lowary
                                      Title:  Senior Vice President


                                      By: /s/ DARRELL HOLLEY
                                         ------------------------------
                                      Name:   Darrell Holley
                                      Title:  Managing Director





                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      PNC BANK, NATIONAL ASSOCIATION,
                                      as a Lender



                                      By: /s/ MARC MUEHLEMANN
                                         ------------------------------
                                      Name:   Marc Muehlemann
                                      Title:  V.P.






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      RZB FINANCE LLC, as a Lender



                                      By: /s/ JOHN A. VALISKA
                                         ------------------------------
                                      Name:   John A. Valiska
                                      Title:  First Vice President


                                      By: /s/ JUAN M. CSILLAG
                                         ------------------------------
                                      Name:   Juan M. Csillag
                                      Title:  Group Vice President





                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      HIBERNIA NATIONAL BANK, as a Lender



                                      By: /s/ NANCY G. MORAGAS
                                         ------------------------------
                                      Name:   Nancy G. Moragas
                                      Title:  Vice President






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      NATEXIS BANQUES POPULAIRES,
                                      as a Lender



                                      By: /s/ DANIEL PAYER
                                         ------------------------------
                                      Name:   Daniel Payer
                                      Title:  Vice President


                                      By: /s/ LOUIS P. LAVILLE, III
                                         ------------------------------
                                      Name:   Louis P. Laville, III
                                      Title:  Vice President and
                                              Group Manager




                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement

                                      U.S. BANK NATIONAL ASSOCIATION,
                                      as a Lender



                                      By: /s/ KATHRYN A. GAITER
                                         ------------------------------
                                      Name:   Kathryn A. Gaiter
                                      Title:  Vice President






                 Signature Page to Giant Industries, Inc.
              Fourth Amended and Restated Credit Agreement